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                                                                    EXHIBIT 99.2



                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF NOVEMBER 10, 2003

                                 BY AND BETWEEN

                           FIRST PLACE FINANCIAL CORP.

                                       AND

                             FRANKLIN BANCORP, INC.

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                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

ARTICLE I THE MERGER.........................................................1
      1.1 The Merger.........................................................1
      1.2 Effective Time.....................................................1
      1.3 Effects of the Merger..............................................2
      1.4 Certificate of Incorporation and Bylaws............................2
      1.5 Directors and Executive Officers of the Surviving Corporation......2
      1.6 Tax Consequences...................................................2
      1.7 Offices............................................................2
      1.8 Additional Actions.................................................2
      1.9 First Place Common Stock...........................................2
ARTICLE II CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES...................3
      2.1 Conversion of Shares...............................................3
      2.2 Election Procedures................................................4
      2.3 Exchange Procedures................................................7
      2.4 Rights as Stockholders; Stock Transfers............................9
      2.5 No Fractional Shares...............................................9
      2.6 Anti-Dilution Provisions...........................................9
      2.7 Withholding Rights.................................................9
      2.8 Options............................................................9
ARTICLE III REPRESENTATIONS AND WARRANTIES OF FRANKLIN......................10
      3.1 Corporate Organization............................................10
      3.2 Capitalization....................................................11
      3.3 Authority; No Violation...........................................12
      3.4 Consents and Approvals............................................13
      3.5 Reports...........................................................13
      3.6 Financial Statements..............................................14
      3.7 Broker's Fees.....................................................15
      3.8 Absence of Certain Changes or Events..............................15
      3.9 Legal Proceedings.................................................15
      3.10 Taxes............................................................16
      3.11 Employee Benefit Plan Matters....................................17
      3.12 Regulatory Reports...............................................18
      3.13 Franklin Information.............................................18
      3.14 Ownership of First Place Common Stock............................19
      3.15 Compliance with Applicable Law...................................19
      3.16 Certain Contracts................................................19
      3.17 Agreements with Regulatory Agencies..............................20
      3.18 Investment Securities............................................20
      3.19 Intellectual Property............................................21
      3.20 Undisclosed Liabilities..........................................21
      3.21 State Takeover Laws..............................................21
      3.22 Administration of Fiduciary Accounts.............................21
      3.23 Environmental Matters............................................21
      3.24 Derivative Transactions..........................................22


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      3.25 Opinion..........................................................23
      3.26 Assistance Agreements............................................23
      3.27 Approvals........................................................23
      3.28 Loan Portfolio...................................................23
      3.29 Properties.......................................................24
      3.30 Labor and Employment Matters.....................................24
      3.31 Termination Benefits.............................................25
      3.32 Deposits.........................................................25
      3.33 Required Vote; Antitakeover Provisions Inapplicable..............25
      3.34 Transactions With Affiliates.....................................25
      3.35 Insurance........................................................25
      3.36 Indemnification..................................................26
      3.37 Voting Agreements................................................26
      3.38 CRA Rating.......................................................26
      3.39 No Dissenters Rights.............................................26
      3.40 Disclosure.......................................................26
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF FIRST PLACE....................26
      4.1 Corporate Organization............................................26
      4.2 Capitalization....................................................27
      4.3 Authority; No Violation...........................................28
      4.4 Consents and Approvals............................................29
      4.5 Reports...........................................................29
      4.6 Financial Statements..............................................30
      4.7 Broker's Fees.....................................................30
      4.8 Absence of Certain Changes or Events..............................30
      4.9 Legal Proceedings.................................................31
      4.10 Taxes............................................................31
      4.11 Employee Benefit Plan Matters....................................32
      4.12 SEC Reports......................................................32
      4.13 First Place Information..........................................32
      4.14 Ownership of Franklin Common Stock...............................32
      4.15 Compliance with Applicable Law...................................33
      4.16 Agreements with Regulatory Agencies..............................33
      4.17 Undisclosed Liabilities..........................................33
      4.18 Assistance Agreements............................................33
      4.19 Approvals........................................................34
      4.20 Loan Portfolio...................................................34
      4.21 Properties.......................................................34
      4.22 Labor and Employment Matters.....................................34
      4.23 Intellectual Property............................................35
      4.24 Required Vote....................................................35
      4.25 Transactions With Affiliates.....................................35
      4.26 Insurance........................................................35
      4.27 Off-Balance Sheet Commitments....................................35
      4.28 CRA Rating.......................................................35
      4.29 First Place Financing............................................36
      4.30 Pro Forma Capital Requirements...................................36


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      4.31 Disclosure.......................................................36
ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS.........................36
      5.1 Forbearances of Franklin..........................................36
      5.2 Forbearances of First Place.......................................39
ARTICLE VI ADDITIONAL AGREEMENTS............................................40
      6.1 Reasonable Best Efforts...........................................40
      6.2 Stockholder Approval..............................................40
      6.3 Registration Statement............................................40
      6.4 Regulatory Filings................................................41
      6.5 Press Releases....................................................42
      6.6 Access; Information...............................................42
      6.7 Affiliates........................................................43
      6.8 Acquisition Proposals.............................................43
      6.9 Certain Policies..................................................44
      6.10 NASDAQ Listing...................................................44
      6.11 Indemnification..................................................44
      6.12 Benefit Plans....................................................46
      6.13 Notification of Certain Matters..................................47
      6.14 Subsequent Interim and Annual Financial Statements...............47
      6.15 Board and Loan Committee Visitation Rights.......................47
      6.16 Establish Regional Advisory Board................................48
      6.17 Current Information..............................................48
      6.18 Execution and Authorization of Bank Merger Agreement.............48
      6.19 Notice Of Transactions...........................................48
      6.20 Franklin Bank Dividend...........................................48
ARTICLE VII CONDITIONS PRECEDENT............................................49
      7.1 Conditions to Each Party's Obligation To Effect the Merger........49
      7.2 Conditions to Obligations of First Place..........................50
      7.3 Conditions to Obligations of Franklin.............................51
ARTICLE VIII TERMINATION AND AMENDMENT......................................52
      8.1 Termination.......................................................52
      8.2 Effect of Termination.............................................55
      8.3 Extension; Waiver.................................................56
ARTICLE IX GENERAL PROVISIONS...............................................56
      9.1 Closing...........................................................56
      9.2 Alternative Structure.............................................56
      9.3 Nonsurvival of Representations, Warranties and Agreements.........57
      9.4 Expenses..........................................................57
      9.5 Notices...........................................................57
      9.6 Interpretation....................................................58
      9.7 Entire Agreement..................................................58
      9.8 Governing Law.....................................................58
      9.9 Enforcement of the Agreement......................................58
      9.10 Severability.....................................................58
      9.11 Amendment........................................................59
      9.12 Assignment.......................................................59
      9.13 Counterparts.....................................................59



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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of November 10, 2003, is by and between First Place Financial Corp., a Delaware corporation ("First Place"), and Franklin Bancorp, Inc., a Michigan corporation ("Franklin") (First Place and Franklin are sometimes collectively referred to herein as the "Parties").

         WHEREAS, the Boards of Directors of First Place and Franklin have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination, in the form of a merger, provided for herein in which Franklin will, subject to the terms and conditions set forth herein, merge with and into First Place (the "Merger"); and

         WHEREAS, simultaneously with the execution and delivery of this Agreement and Plan of Merger ("Agreement"), First Place Bank, a federal savings association and a wholly owned subsidiary of First Place (the "Bank," and sometimes referred to herein as the "Surviving Institution"), and Franklin Bank, N.A., a federally-chartered national bank and a wholly owned subsidiary of Franklin ("Franklin Bank"), will enter into a Plan of Merger (the "Bank Merger Agreement") providing for the merger (the "Subsidiary Merger") of Franklin Bank with and into the Bank, and it is intended that the Subsidiary Merger be consummated immediately following the consummation of the Merger; and

         WHEREAS, the directors and executive officers of Franklin have on the date hereof entered into Voting Agreements with First Place, agreeing to vote for the Merger; and

         WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

         1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the "DGCL") and the Michigan Business Corporation Act (the "MBCA"), at the Effective Time (as defined in Section 1.2 hereof), Franklin shall merge with and into First Place. First Place shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be "First Place Financial Corp." Upon consummation of the Merger, the separate corporate existence of Franklin shall terminate.

         1.2 Effective Time. The Merger shall become effective as set forth in the certificate of merger (the "Certificate of Merger") which shall be filed with appropriate authorities in the States of Delaware and Michigan (the "Authorities") on the Closing Date (as defined in Section




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9.1 hereof). The term "Effective Time" shall be the date and time when the
Merger becomes effective, as set forth in the Certificate of Merger.

         1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the DGCL, including Sections 259 and 261, and the MBCA, including Section 450.1724.

         1.4 Certificate of Incorporation and Bylaws. At the Effective Time, the Certificate of Incorporation and Bylaws of First Place, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         1.5 Directors and Executive Officers of the Surviving Corporation. The directors of First Place prior to the Effective Time shall be the directors of First Place immediately after the Effective Time. The executive officers of First Place prior to the Effective Time shall be the executive officers of First Place immediately after the Effective Time, each of whom shall serve until such time as their successors shall be duly elected and qualified.

         1.6 Tax Consequences. It is intended that the Merger and the Subsidiary Merger each constitute a tax free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

         1.7 Offices. After the Effective Time, the headquarters of the Surviving Corporation shall be at 185 East Market Street, Warren, Ohio 44481.

         1.8 Additional Actions. If, at any time after the Effective Time, First Place shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in First Place its right, title or interest in, to or under any of the rights, properties or assets of Franklin acquired or to be acquired by First Place as a result of, or in connection with, the Merger and the Subsidiary Merger, or (ii) otherwise carry out the purposes of this Agreement, Franklin, and its proper officers and directors, shall be deemed to have granted to First Place an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in First Place and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of First Place are fully authorized in the name of First Place or otherwise to take any and all such action.

         1.9 First Place Common Stock. Each share of First Place common stock, par value $0.01 per share, ("First Place Common Stock") that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.


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                                   ARTICLE II
                 CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES

         2.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of Franklin Common Stock, no par value ("Franklin Common Stock"):

                  (a) (1) Franklin Common Stock. Subject to Sections 2.2, 2.5, 2.6, and 2.7 and 8.1(j) hereof, each share of Franklin Common Stock issued and outstanding immediately prior to the Effective Time (excluding Franklin Common Stock held as treasury shares) shall be converted into, and shall be canceled in exchange for, the right to receive, at the election of the holder thereof:

                                    (i) Per Share Cash Consideration. A cash
amount equal to $21.00 (the "Per Share Cash Consideration"); or

                                    (ii) Per Share Stock Consideration. 1.137
shares of First Place Common Stock (the "Per Share Stock Consideration" or the "Exchange Ratio"); or

                                    (iii) 50/50 Cash/Stock Consideration. A cash
amount equal to $10.50 and .5685 shares of First Place Common Stock (the "50/50 Cash/Stock Consideration").

The aggregate consideration paid by First Place to holders of Franklin Common Stock will be comprised of 50% in cash consideration ("Cash Consideration") and 50% in First Place Common Stock ("Stock Consideration"), subject to Section 8.1(j) hereof. The "Aggregate Merger Consideration" shall be (i) the cash amount equal to (A) 50% of the number of shares of Franklin Common Stock issued and outstanding multiplied by (B) $21.00 (the "Maximum Cash Consideration") and (ii) the number of shares of First Place Common Stock equal to the product of (X) 50% of the number of shares of Franklin Common Stock issued and outstanding multiplied by (Y) 1.137 shares of First Place Common Stock. The Aggregate Merger Consideration does not include sums paid out for Franklin stock options ("Franklin Options") as set forth in Section 2.8 hereof.

                           (2) Additional Definitions. For purposes of this
Agreement:

                                    (i) "Average Share Price" of the First Place
Common Stock shall mean the average of the closing sales price of a share of First Place Common Stock, as reported on NASDAQ, for the 10 trading-day period ending with the Determination Date.

                                    (ii) "Determination Date" shall mean the
close of business on the fifth business day preceding the Effective Time.

                                    (iii) "NASDAQ" means The Nasdaq Stock
Market, Inc.'s National Market or such national securities exchange on which the First Place Common Stock is to be listed.

                  (b) At the Effective Time, all shares of Franklin Common Stock that are owned by Franklin as treasury stock and all shares of Franklin Common Stock that are owned




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directly or indirectly by First Place or Franklin or any of their respective
Subsidiaries (other than shares of Franklin Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties, whether held directly or indirectly by First Place or Franklin, as the case may be, being referred to herein as "Trust Account Shares") shall be cancelled and shall cease to exist and no stock of First Place or other consideration shall be delivered in exchange therefore. All shares of First Place Common Stock that are owned by Franklin or any of its Subsidiaries (other than Trust Account Shares) shall become treasury stock of First Place.

         2.2 Election Procedures.

                  (a) Election Form. An election form, in such form as Franklin and First Place shall mutually agree (the "Election Form"), shall be mailed no later than the date on which the Proxy Statement is mailed to holders of Franklin Common Stock to each holder of record of Franklin Common Stock as of the record date for the Franklin Stockholder Meeting (defined in Section 6.2 hereof). Each Election Form shall permit the holder of Franklin Common Stock (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation), subject to the conditions set forth in Section
2.1 hereof, (i) to elect to receive First Place Common Stock with respect to all of such holder's Franklin Common Stock as hereinabove provided (a "Stock Election"), (ii) to elect to receive cash with respect to all of such holder's Franklin Common Stock as hereinabove provided (a "Cash Election"), (iii) to elect to receive cash with respect to some of such holder's shares and shares of First Place Common Stock with respect to such holder's remaining shares (a "Mixed Election"), (iv) to elect to receive 50/50 Cash/Stock Consideration with respect to all of such holders shares of Franklin Common Stock ("50/50 Election"), or (v) to indicate that such holder makes no such election with respect to such holder's shares of Franklin Common Stock (a "Non-Election"). Shares of Franklin Common Stock as to which a Cash Election has been made (including pursuant to a Mixed Election) are referred to herein as "Cash Election Shares." Shares of Franklin Common Stock as to which a Stock Election has been made (including pursuant to a Mixed Election) are referred to herein as "Stock Election Shares." Shares of Franklin Common Stock as to which no election has been made are referred to herein as "No-Election Shares." Nominee record holders who hold Franklin Common Stock on behalf of multiple beneficial owners shall indicate how many of the shares held by them are Stock Election Shares, Cash Election Shares and No-Election Shares. If a stockholder either (i) does not submit a properly completed Election Form by the Election Deadline, or (ii) revokes an Election Form prior to the Election Deadline and does not resubmit a properly completed Election Form prior to the Election Deadline, the shares of Franklin Common Stock held by such stockholder shall be designated No-Election Shares.

                  (b) Election Deadline. The term "Election Deadline" shall mean 5:00 p.m., Eastern Time, on the business day on which the Franklin Stockholder Meeting is first convened, or such other date as First Place and Franklin shall mutually agree upon.

                  (c) Effective Election. Any election to receive First Place Common Stock or cash shall have been properly made only if the agent designated by First Place to act as the exchange agent for purposes of conducting the election procedure and the exchange procedure described in this Section 2.2 and
Section 2.3 hereof (the "Exchange Agent") shall have actually received a properly completed Election Form by the Election Deadline. Any Election Form may




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be revoked or changed by the person submitting such Election Form to the
Exchange Agent (or any other person to whom the subject shares of Franklin Common Stock are subsequently transferred) by written notice to the Exchange Agent only if such written notice is actually received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received, whether any such election, modification or revocation has been properly made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither First Place, Franklin nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

                  (d) Allocation. The Exchange Agent shall effect the allocation among holders of Franklin Common Stock of rights to receive First Place Common Stock or cash in the Merger in accordance with the Election Forms as follows:

                           (i) Maximum Cash Consideration Undersubscribed. If
the number of Cash Election Shares times the Per Share Cash Consideration is less than the Maximum Cash Consideration, then:

                                    (1) all Cash Election Shares shall be
converted into the right to receive cash;

                                    (2) No-Election Shares shall then be deemed
to be Cash Election Shares to the extent necessary to have the total number of Cash Election Shares times the Per Share Cash Consideration equal the Maximum Cash Consideration. If less than all of the No-Election Shares need to be treated as Cash Election Shares, then the Exchange Agent shall select which No-Election Shares shall be treated as Cash Election Shares in such manner as the Exchange Agent shall determine, and all remaining No-Election Shares shall thereafter be treated as Stock Election Shares;

                                    (3) if all of the No-Election Shares are
treated as Cash Election Shares under the preceding subsection and the total number of Cash Election Shares times the Per Share Cash Consideration is less than the Maximum Cash Consideration, then the Exchange Agent shall convert on a pro rata basis as described below in Section 2.2(e) hereof a sufficient number of Stock Election Shares into Cash Election Shares ("Reallocated Cash Shares") such that the sum of the number of Cash Election Shares plus the number of Reallocated Cash Shares times the Per Share Cash Consideration equals the Maximum Cash Consideration, and all Reallocated Cash Shares will be converted into the right to receive cash; and

                                    (4) the Stock Election Shares which are not
Reallocated Cash Shares shall be converted into the right to receive First Place Common Stock.

                           (ii) Maximum Cash Consideration Oversubscribed. If
the number of Cash Election Shares times the Per Share Cash Consideration is greater than the Maximum Cash Consideration, then:



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                                    (1) all Stock Election Shares and all
No-Election Shares shall be converted into the right to receive First Place Common Stock;

                                    (2) the Exchange Agent shall convert on a
pro rata basis as described below in Section 2.2(e) hereof a sufficient number of Cash Election Shares ("Reallocated Stock Shares") such that the number of remaining Cash Election Shares into Stock Election Shares times the Per Share Cash Consideration equals the Maximum Cash Consideration, and all Reallocated Stock Shares shall be converted into the right to receive First Place Common Stock; and

                                    (3) the Cash Election Shares which are not
Reallocated Stock Shares shall be converted into the right to receive cash.

                           (iii) Maximum Cash Consideration Satisfied. If the
number of Cash Election Shares times the Per Share Cash Consideration is equal to the Maximum Cash Consideration, then subparagraphs (d)(i) and (ii) above shall not apply and all Cash Election Shares shall be converted into the right to receive cash and all No-Election Shares and all Stock Election Shares will be converted into the right to receive First Place Common Stock.

                           (iv) No Reallocation of Shares Subject to the 50/50
Election. The shares of Franklin Common Stock under a 50/50 Election will not be subject to reallocation, except as may be required by Section 2.2(f) and Section 8.1(j).

                  (e) Pro Rata Reallocations. In the event that the Exchange Agent is required pursuant to Section 2.2(d)(i)(3) hereof to convert some Stock Election Shares into Reallocated Cash Shares, each holder of Stock Election Shares (based upon the number of Stock Election Shares held) shall be allocated a pro rata portion of the total Reallocated Cash Shares. In the event the Exchange Agent is required pursuant to Section 2.2(d)(ii)(2) hereof to convert some Cash Election Shares (based upon the number of Cash Election Shares held) into Reallocated Stock Shares, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Stock Shares.

                  (f) Stock Consideration Adjustment. Notwithstanding any other provision of this Agreement, if at the time of the Closing, the aggregate value of the shares of First Place Common Stock to be exchanged for shares of Franklin Common Stock is less than 50% of the consideration paid by First Place in the Merger, then First Place shall direct the Exchange Agent to convert a minimum number of No-Election Shares and, to the extent necessary a minimum number of Cash Election Shares (on a pro rata basis) and to the extent necessary thereafter the cash portion of the 50/50 Election (on a pro rata basis), into Stock Election Shares so that the aggregate value of the shares of First Place Common Stock exchanged for shares of Franklin Common Stock constitutes 50% of the aggregate value of the consideration paid by First Place in the Merger. For purposes of this Section 2.2(f) hereof only, the value of a share of First Place Common Stock will be the value as of the Closing Date.



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         2.3 Exchange Procedures.

                  (a) Mailing of Transmittal Material. Provided that Franklin has delivered, or caused to be delivered, to the Exchange Agent all information which is necessary for the Exchange Agent to perform its obligations as specified herein, the Exchange Agent shall, no later than fifteen (15) business days after the Closing Date, mail or make available to each holder of record of a stock certificate or certificates representing shares of Franklin Common Stock ("Certificate") a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate or Certificates in exchange for the consideration set forth in Section 2.1(a) hereof deliverable in respect thereof pursuant to this Agreement. A letter of transmittal will be properly completed only if accompanied by Certificates representing all shares of Franklin Common Stock covered thereby, subject to the provisions of paragraph
(d) of this Section 2.3 hereof.

                  (b) First Place Deliveries. At the Effective Time, for the benefit of the holders of Certificates, (i) First Place shall deliver to the Exchange Agent certificates evidencing the number of shares of First Place Common Stock issuable and (ii) First Place shall deliver, or cause First Place Bank to deliver, to the Exchange Agent, the cash portion of the Aggregate Merger Consideration payable pursuant to this Article II in exchange for Certificates representing outstanding shares of Franklin Common Stock. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of First Place Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

                  (c) Exchange Agent Deliveries. After completion of the allocations referred to in paragraphs (d), (e) and (f) of Section 2.2 hereof, each holder of an outstanding Certificate or Certificates who has surrendered such Certificate or Certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of whole shares of First Place Common Stock and/or the amount of cash into which the aggregate number of shares of Franklin Common Stock previously represented by such Certificate or Certificates surrendered shall have been converted pursuant to this Agreement (including, but not limited to, payment for fractional shares under Section 2.5 hereof) and, if such holder's shares of Franklin Common Stock have been converted into First Place Common Stock, any other distribution theretofore paid with respect to First Place Common Stock issuable in the Merger, in each case without interest. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding Certificate which prior to the Effective Time represented Franklin Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of First Place Common Stock and/or the right to receive the amount of cash into which such Franklin Common Stock shall have been converted. After the Effective Time, there shall be no further transfer on the records of Franklin of Certificates representing shares of Franklin Common Stock and if such


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Certificates are presented to Franklin for transfer, they shall be cancelled against delivery of certificates for First Place Common Stock or cash as hereinabove provided. No dividends which have been declared will be remitted to any person entitled to receive shares of First Place Common Stock under Section
2.2 hereof until such person surrenders the Certificate or Certificates representing Franklin Common Stock, at which time such dividends shall be remitted to such person, without interest.

                  (d) Lost or Destroyed Certificates; Issuances of First Place Common Stock in New Names. The Exchange Agent and First Place, as the case may be, shall not be obligated to deliver cash and/or a certificate or certificates representing shares of First Place Common Stock to which a holder of Franklin Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the Certificate or Certificates representing the shares of Franklin Common Stock for exchange as provided in this Section 2.3 hereof, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by First Place. If any certificates evidencing shares of First Place Common Stock are to be issued in a name other than that in which the Certificate evidencing Franklin Common Stock surrendered in exchange therefore is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of First Place Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (e) Unclaimed Merger Consideration. Any portion of the shares of First Place Common Stock and cash delivered to the Exchange Agent by First Place pursuant to Section 2.3(b) hereof that remains unclaimed by the stockholders of Franklin for nine months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to First Place. Any stockholders of Franklin who have not theretofore complied with Section 2.3(c) hereof shall thereafter look only to First Place for the consideration deliverable in respect of each share of Franklin Common Stock such stockholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding Certificates for shares of Franklin Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of First Place Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of First Place (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. First Place and the Exchange Agent shall be entitled to rely upon the stock transfer books of Franklin to establish the identity of those persons entitled to receive the consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, First Place and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

                  (f) Affiliate Agreements. Notwithstanding anything in this Agreement to the contrary, Certificates surrendered for exchange by any affiliate, within the meaning of Rule 145 promulgated under the Securities Act of 1933, as amended ("Securities Act"), of Franklin ("Franklin Affiliate") shall not be exchanged for certificates representing shares of First Place Common Stock to which such Franklin Affiliate may be entitled pursuant to the terms of this Agreement until First Place has received an Affiliate Letter (as defined in Section 6.7 hereof) from such person as specified in Section 6.7 hereof.

         2.4 Rights as Stockholders; Stock Transfers. At the Effective Time, holders of Franklin Common Stock shall cease to be, and shall have no rights as, stockholders of Franklin other than to receive the consideration provided under this Article II hereof. After the Effective Time, there shall be no transfers on the stock transfer books of Franklin or the Surviving Corporation of shares of Franklin Common Stock.

         2.5 No Fractional Shares. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of First Place Common Stock shall be issued in the Merger. Each holder of Franklin Common Stock who otherwise would have been entitled to a fraction of a share of First Place Common Stock (after taking into account all Certificates delivered by such holder) shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Average Share Price of the First Place Common Stock, rounded to the nearest whole cent. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

         2.6 Anti-Dilution Provisions. If, between the date hereof and the Effective Time, the shares of First Place Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period (a "Capital Change"), the Per Share Stock Consideration shall be adjusted accordingly.

         2.7 Withholding Rights. First Place (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of Franklin Common Stock such amounts as First Place is required under the Code or any state, local or foreign tax law or regulation thereunder to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of Franklin Common Stock in respect of which such deduction and withholding was made by First Place.

         2.8 Options. Schedule 2.8 of the Franklin Disclosure Schedule (defined hereafter) sets forth all of the Franklin stock option plans ("Franklin Option Plans") and all grantees holding unexercised and unexpired Franklin Options as of the date of this Agreement ("Franklin Optionholder"), including the name of each such Franklin Optionholder, the date on which each Franklin Option was granted, the number of Franklin Options held, the expiration date of each Franklin Option, the price at which each Franklin Option may be exercised under the Franklin

Option Plans, the number of shares of Franklin Common Stock subject to each Franklin Option, the type of grant and the status of the Franklin Option grant as qualified or non-qualified under Section 422 of the Code. Each vested and unvested Franklin Option to purchase Franklin Common Stock that is outstanding immediately before the Effective Time and listed on Schedule 2.8 of the Franklin Disclosure Schedule shall be cancelled and extinguished at the Effective Time and shall become the right to receive the amount set forth below in this Section
2.8 hereof. As promptly as practicable subsequent to the Effective Time and subject to each Franklin Optionholder entering into a stock option cancellation agreement, in the form reasonably acceptable to First Place ("Option Cancellation Agreement"), First Place shall provide to each grantee listed in
Schedule 2.8 of the Franklin Disclosure Schedule, for delivery and cancellation of such Franklin Option, a cash payment in an amount equal to the product of (a) the number of shares of Franklin Common Stock subject to such grantee's Franklin Options and (b) the sum of the difference between (i) the amount of $21.00 less
(ii) the exercise price per share of each such Franklin Option and any required withholding. First Place shall transfer the amount of any such withholding to Franklin or shall assume the obligation to pay such withholding to the applicable taxing authority. At or before the Effective Time, Franklin shall use its best efforts to cause to be effected any necessary amendments to the terms of Franklin Options or Franklin Option Plans to give effect to the provisions of this Section 2.8 hereof.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF FRANKLIN

         Prior to the date hereof, Franklin has delivered to First Place a schedule and First Place has delivered to Franklin a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article III or IV hereof or to one or more of its covenants contained in Article V hereof or additional agreements in
Article VI hereof.

         Subject to the foregoing, Franklin hereby represents and warrants to First Place as of the date of this Agreement and as of the Closing Date as follows:

         3.1 Corporate Organization.

                  (a) Franklin is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Franklin has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined in Section 8.1(e) hereof) on Franklin and its Subsidiaries taken as a whole. Franklin is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). The Articles of Incorporation and Bylaws of Franklin, copies of which have previously been delivered to First Place, are true, complete and correct copies of such documents as in effect as of the date of this Agreement. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

                  (b) Franklin Bank is in good standing as a national association duly organized and validly existing under the laws of the United States of America and the rules and regulations (the "OCC Regulations") of the Office of the Comptroller of the Currency (the "OCC"). Franklin Bank has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted. The deposit accounts of Franklin Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Savings Association Insurance Fund ("SAIF") in the manner and to the maximum extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Franklin Bank. Each of Franklin's other Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Franklin's Subsidiaries has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Franklin and its Subsidiaries taken as a whole. The Charter, bylaws and similar governing documents of each Subsidiary of Franklin, copies of which have previously been delivered to First Place, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

                  (c) The minute books of Franklin and each of its Subsidiaries contain true, complete and accurate records in all material respects of all meetings and other corporate actions held or taken since September 30, 2000 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors). Franklin has made available to First Place all minutes of the Board of Directors of Franklin and its Subsidiaries since September 30, 2000.

         3.2 Capitalization.

                  (a) The authorized capital stock of Franklin consists of 6,000,000 shares of Franklin Common Stock. No preferred stock or other capital stock is authorized. As of the date of this Agreement, there are (x) 3,726,282 shares of Franklin Common Stock issued and outstanding and no shares of Franklin Common Stock held in Franklin's treasury and (y) no shares of Franklin Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise except for 268,735 shares of Franklin Common Stock reserved for issuance pursuant to Franklin's Option Plans and described in Schedule 2.8 of the Franklin Disclosure Schedule. All of the issued and outstanding shares of Franklin common stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as referred to above or reflected in Schedule 2.8 of the Franklin Disclosure Schedule, Franklin does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Franklin Common Stock or Franklin Preferred Stock or any other equity security of

Franklin or any securities representing the right to purchase or otherwise receive any shares of Franklin Common Stock or any other equity security of Franklin.

                  (b) Schedule 3.2(b) of the Franklin Disclosure Schedule sets forth a true and correct list of all of the Subsidiaries of Franklin as of the date of this Agreement, including the number of shares of capital stock of each Subsidiary issued and the holder(s) of such shares. Except as set forth in
Schedule 3.2(b) of the Franklin Disclosure Schedule, Franklin owns, directly or indirectly, all of the issued and outstanding shares of the capital stock of each of such Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of Franklin has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Assuming compliance by First Place with
Section 2.8 hereof, at the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which Franklin or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock of Franklin or any of its Subsidiaries.

         3.3      Authority; No Violation.

                  (a) Franklin has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Franklin. The Board of Directors of Franklin has directed that this Agreement be submitted to Franklin's stockholders for adoption at a meeting of such stockholders and, except for the adoption of this Agreement by the requisite vote of Franklin's stockholders, no other corporate proceedings (except for regulatory approvals) on the part of Franklin are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Franklin and (assuming due authorization, execution and delivery by First Place) constitutes a valid and binding obligation of Franklin, enforceable against Franklin in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally.

                  (b) Franklin Bank has full corporate power and authority to execute, deliver and perform its obligations under the Bank Merger Agreement and to consummate the Subsidiary Merger and the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby will be duly and validly approved by the Board of Directors of Franklin Bank and approved by the sole stockholder of Franklin Bank. No other corporate proceedings on the part of Franklin Bank will be necessary to consummate the transactions contemplated by the Bank Merger Agreement. The Bank Merger Agreement has been duly and validly executed and delivered by Franklin Bank and (assuming due authorization, execution and delivery by the Bank) constitutes a valid and binding obligation of Franklin Bank, enforceable against Franklin Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally.

                  (c) Neither the execution and delivery of this Agreement by Franklin or the Bank Merger Agreement by Franklin Bank, nor the consummation by Franklin or Franklin Bank, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by Franklin or Franklin Bank, as the case may be, with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of Franklin or the Charter, bylaws or similar governing documents of any of its Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 3.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Franklin or any of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, result in the obligation to sell or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Franklin or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Franklin or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected. First Place shall be approved as a successor lessee to any lease agreements.

         3.4 Consents and Approvals. Except for (a) the filing of applications with the OTS, and approval or non-objection of such applications by the OTS and any other applicable Governmental Entity (as defined in this Section 3.4 hereof), (b) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement/prospectus in definitive form relating to the Franklin Stockholder Meeting to be held in connection with this Agreement and the Merger and Subsidiary Merger contemplated hereby (the "Proxy Statement"), (c) the adoption of this Agreement by the requisite vote of the stockholders of Franklin, (d) the filing of the Certificate of Merger with the Secretary of State of the State of Michigan and the State of Delaware, (e) such filings, authorizations or approvals as may be set forth in Schedule 3.4 of the Franklin Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (1) the execution and delivery by Franklin of this Agreement, (2) the consummation by Franklin of the Merger and the other transactions contemplated hereby, (3) the execution and delivery by Franklin Bank of the Bank Merger Agreement, and (4) the consummation by Franklin Bank of the Subsidiary Merger and the transactions contemplated thereby.

         3.5 Reports. Franklin and each of its Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since September 30, 1998 with (i) the OCC, (ii) the Federal Reserve Board ("FRB"),
(iii) the FDIC, (iv) any state regulatory authority (each a "State Regulator") and (v) any other self-regulatory organization ("SRO") (collectively, the "Regulatory

Agencies" and individually a "Regulatory Agency"), and all other material reports and statements required to be filed by them since September 30, 1998, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the OCC, the FRB, the FDIC, any State Regulator or any SRO, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Franklin and its Subsidiaries and except as set forth in Schedule
3.5 of the Franklin Disclosure Schedule, no Regulatory Agency has initiated any proceeding or, to the best knowledge of Franklin, investigation into the business or operations of Franklin or any of its Subsidiaries since September 30, 1998. There is no unresolved material violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Franklin or any of its Subsidiaries.

         3.6 Financial Statements. Franklin has previously delivered to First Place copies of (a) the consolidated balance sheets of Franklin and its Subsidiaries at December 31 for the fiscal years ended 2002 and 2001, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years ended December 31, 2000 through 2002, inclusive, as reported in Franklin's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of Grant Thornton LLP, independent public accountants with respect to Franklin, and
(b) the unaudited consolidated balance sheets of Franklin and its Subsidiaries as of September 30, 2003 and September 30, 2002 and the related unaudited consolidated statements of income, cash flows and changes in stockholders' equity for the three and nine month periods then ended as reported in Franklin's Quarterly Report on Form 10-Q for the period ended September 30, 2003 filed with the SEC under the Exchange Act. The December 31, 2002 consolidated balance sheet of Franklin (including the related notes, where applicable) fairly presents the consolidated financial position of Franklin and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 3.6 hereof (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.14 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount and the absence of footnotes), the results of the consolidated operations and consolidated financial position of Franklin and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.14 hereof will comply, in all material respects with applicable accounting requirements (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount and the absence of footnotes) and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.14 hereof will be, prepared in accordance with generally accepted accounting principles ("GAAP") (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount and the absence of footnotes) consistently applied during the periods involved, except as indicated in the notes thereto. The audits of Franklin have been concluded in accordance with generally accepted auditing standards of the United States of America. The books and records of Franklin and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

         3.7 Broker's Fees. Neither Franklin nor any Subsidiary of Franklin nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement or the Bank Merger Agreement, except that Franklin has engaged, and will pay a fee or commission to Hovde Financial LLC ("Hovde") in accordance with the terms of a letter agreement between Hovde and Franklin concerning the Merger and the issuance of an opinion regarding the fairness, from a financial point of view, of the Aggregate Merger Consideration to Franklin stockholders, a true, complete and correct copy of which has been previously delivered by Franklin to First Place.

         3.8      Absence of Certain Changes or Events.

                  (a) Except as may be set forth in Schedule 3.8(a) of the Franklin Disclosure Schedule or as disclosed in Franklin's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (a true, complete and correct copy of which has previously been delivered to First Place), since December 31, 2002, (i) neither Franklin nor any of its Subsidiaries has incurred any material liability, and (ii) no event has occurred which has caused, or is reasonably likely to cause, individually or in the aggregate, a Material Adverse Effect on Franklin.

                  (b) Except as set forth in Schedule 3.8(b) of the Franklin Disclosure Schedule, since September 30, 2003, Franklin and its Subsidiaries each (i) has been operated in the ordinary course of business and (ii) has not made any changes in its respective capital or corporate structures, nor any material change in its methods of business operations.

                  (c) Except as set forth in Schedule 3.8(c) of the Franklin Disclosure Schedule and to the extent permitted under Section 5.1(d)(i), since September 30, 2003, neither Franklin nor any of its Subsidiaries has (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of September 30, 2003 (which amounts have been previously disclosed to First Place), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, granted any Franklin Options or other derivative security or paid any bonus or
(ii) suffered any strike, work stoppage, slow-down, or other labor disturbance or (iii) taken any of the actions set forth in Section 5.1 hereof.

         3.9      Legal Proceedings.

                  (a) Except as set forth in Schedule 3.9(a) of the Franklin Disclosure Schedule, neither Franklin nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Franklin's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions, suits or governmental or regulatory investigations (i) of any nature against Franklin or any of its Subsidiaries or (ii) challenging the validity or propriety of the transactions contemplated by this Agreement or the Bank Merger Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on Franklin and its Subsidiaries as a whole.

                  (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Franklin, any of its Subsidiaries or the assets of Franklin or any of its Subsidiaries, which has had, or could reasonably be expected to have, a Material Adverse Effect on Franklin and its Subsidiaries as a whole.

                  (c) Except as set forth in Schedule 3.9(c) of the Franklin Disclosure Schedule, there are no actions, suits , claims, proceedings, investigations or assessments of any kind pending, or to the best of Franklin's knowledge, threatened against any of the directors or officers of Franklin or its Subsidiaries in their capacities as such, and no director or officer of Franklin or its Subsidiaries currently is being indemnified or seeking to be indemnified by Franklin or its Subsidiaries pursuant to applicable law or the Articles of Incorporation, charter, bylaws or other similar governing documents.

         3.10 Taxes. Except as set forth in Schedule 3.10 of the Franklin Disclosure Schedule, each of Franklin and its Subsidiaries has (i) duly and timely filed or will duly and timely file (including applicable extensions granted without penalty) all Tax Returns (as hereinafter defined) required to be filed at or prior to the Effective Time, and such Tax Returns which have heretofore been filed are, and those to be hereinafter filed will be, complete and accurate in all material respects, and (ii) paid in full or have made adequate provision for on the financial statements of Franklin (in accordance with GAAP) all Taxes (as hereinafter defined) and will pay in full or make adequate provision for all Taxes. Franklin has made available to First Place true and correct copies of the United States federal income tax returns filed by Franklin and its Subsidiaries for each of the three most recent fiscal years for which such returns have be filed. There are no material liens for Taxes upon the assets of either Franklin or its Subsidiaries except for statutory liens for current Taxes not yet due. Except as set forth in Schedule 3.10 of the Franklin Disclosure Schedule, neither Franklin nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding. The federal and state income Tax Returns of Franklin and its Subsidiaries have been audited by the Internal Revenue Service or appropriate state tax authorities only with respect to those periods and jurisdictions set forth on Schedule 3.10 of the Franklin Disclosure Schedule. Except as set forth on Schedule 3.10 of the Franklin Disclosure Schedule, neither Franklin nor any of its Subsidiaries is presently subject to any audits, investigations or proceeding by any tax authority, and neither Franklin nor any of its Subsidiaries has received any notice from any tax authority that it intends to conduct any such audit, investigation or proceeding. Except as set forth in Schedule 3.10 of the Franklin Disclosure Schedule, no claim has been made by a tax authority in a jurisdiction where Franklin or any of its Subsidiaries does not file a tax return that Franklin or any of its Subsidiaries is or may be subject to taxation in the jurisdiction. Except as set forth in Schedule 3.10 of the Franklin Disclosure Schedule, neither Franklin nor any of its Subsidiaries (i) is a party to any agreement providing for the allocation or sharing of Taxes (other than the allocation of federal income taxes as provided by Regulation 1.1552-l(a)(l)) under the Code;
(ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of the voluntary change in accounting method (nor has any taxing authority proposed in writing any such adjustment or change of accounting method); or (iii) has filed a consent pursuant to Section 341(f) of the Code.

         For the purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

         For purposes of this Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

         3.11     Employee Benefit Plan Matters.

                  (a) Schedule 3.11(a) of the Franklin Disclosure Schedule sets forth a true and complete list of each employee benefit plan, as the term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and other arrangement or agreement that is maintained or contributed to or required to be contributed to as of the date of this Agreement (collectively referred to as the "Plans") by Franklin, any of its Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with Franklin would be deemed a "single employer" within the meaning of Section 4001 in ERISA, for the benefit of any employee or former employee of Franklin, any Subsidiary or any ERISA Affiliate.

                  (b) Franklin has heretofore delivered to First Place true and complete copies of each of the Plans and related trust instruments and all amendments thereto, summary plan descriptions, summaries of material modifications, underlying insurance contracts and all other related documents, including but not limited to (i) the actuarial report for any Plan (if applicable) for each of the last two years, (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for any Plan, (iii) the most recent two (2) years' annual reports (Form 5500), together with all schedules, as required, filed with the Internal Revenue Service or Department of Labor ("DOL"), (iv) any financial statements and opinions required by Section 103(e)(3) of ERISA with respect to each Plan, and (v) for any Plan which for ERISA purposes is a "top-hat" plan, a copy of any top-hat filing with DOL.

                  (c) Except as set forth in Schedule 3.11(c) of the Franklin Disclosure Schedule, (i) each of the Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code either (1) has received a favorable determination letter from the Internal Revenue Service ("IRS"), or (2) is or will be the subject of an application for a favorable determination letter, and Franklin is not aware of any circumstances likely to result in the revocation or denial of any such favorable determination letter,
(iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of Franklin, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (w) coverage mandated by applicable law, (x) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of Franklin, its Subsidiaries or the ERISA Affiliates or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by Franklin, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Franklin, its Subsidiaries or a Franklin ERISA Affiliate of incurring a material liability thereunder, (vi) no Plan is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA,
(vii) all contributions or other amounts payable by Franklin, its Subsidiaries or any ERISA Affiliates as of the Effective Time with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) neither Franklin, its Subsidiaries nor any ERISA Affiliate has engaged in a merger in connection with which Franklin, its Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (ix) there are no pending, or, to the best knowledge of Franklin, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto and (x) the consummation of the transactions contemplated by this Agreement will not (y) entitle any current or former employee or officer of Franklin or any ERISA Affiliate to severance pay, termination pay or any other payment, except as expressly provided in this Agreement or (z) accelerate the time of payment or vesting or increase the amount of compensation due any such employee or officer.

         3.12 Regulatory Reports. Franklin has previously made available to First Place an accurate and complete copy of each (a) final registration statement, prospectus, report (including Form 10-Ks, Form 10-Qs and Form 8-Ks), schedule and definitive proxy statement filed since September 30, 2000 by Franklin with the OCC or the SEC pursuant to the Securities Act or the Exchange Act (the "Franklin Reports") and (b) communication mailed by Franklin to its stockholders since September 30, 2000, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Franklin has timely filed all Franklin Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Franklin Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

         3.13 Franklin Information. The information provided by and relating to Franklin and its Subsidiaries to be contained in, or incorporated by reference in, the Proxy Statement and First Place's Registration Statement on Form S-4 (the "S-4"), or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The information included in, or incorporated by reference in, the sections of the Proxy Statement and provided by Franklin for inclusion in the S-4 will comply in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

         3.14 Ownership of First Place Common Stock. Except as set forth in
Schedule 3.14 of the Franklin Disclosure Schedule, none of Franklin or any of its Subsidiaries or their respective directors, officers, affiliates or associates, (i) beneficially own, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of First Place.

         3.15 Compliance with Applicable Law. Franklin and each of its
Subsidiaries: (i) is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, policies, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the OCC Policy Statement No. 2000-23, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; (ii) hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and are in compliance with and are not, to its knowledge, in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Franklin or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on Franklin and its Subsidiaries as a whole; and
(iii) neither Franklin nor any of its Subsidiaries knows of, or has received notice of, any material violations of any of the above or threats to resolve, suspect or otherwise restrict any of the above since December 31, 1998.

         3.16     Certain Contracts.

                  (a) Except as set forth in Schedule 3.16(a) of the Franklin Disclosure Schedule, neither Franklin nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from First Place, Franklin, the Surviving Corporation, the Surviving Institution or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Franklin Reports, (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 60 days or less notice involving the payment of more than $25,000 per annum, in the case of any such agreement with an individual, or $50,000 per annum, in the case of any other such agreement, (v) which materially restricts the conduct of any line of business by Franklin or any of its Subsidiaries, (vi) with or to a labor union or guild (including any collective bargaining agreement) or (vii) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Bank Merger Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this

Agreement or the Bank Merger Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 3.16(a) hereof, whether or not set forth in Schedule 3.16(a) of the Franklin Disclosure Schedule, is referred to herein as a "Franklin Contract." Franklin has previously delivered to First Place true and correct copies of each Franklin Contract.

                  (b) Except as set forth in Schedule 3.16(b) of the Franklin Disclosure Schedule, (i) each Franklin Contract is valid and binding and in full force and effect, (ii) Franklin and each of its Subsidiaries have in all material respects performed all obligations required to be performed by it to date under each Franklin Contract, except where such noncompliance, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on Franklin and its Subsidiaries as a whole, (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of Franklin or any of its Subsidiaries under any such Franklin Contract, except where such default, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on Franklin and (iv) no other party to such Franklin Contract is, to the best knowledge of Franklin, in default in any respect thereunder.

         3.17 Agreements with Regulatory Agencies. Except as set forth in
Schedule 3.17 of the Franklin Disclosure Schedule, neither Franklin nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Schedule 3.17 of the Franklin Disclosure Schedule, a "Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Franklin or any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

         3.18 Investment Securities. Schedule 3.18 of the Franklin Disclosure Schedule sets forth the book and market value as of September 30, 2003 of the investment securities, mortgage-backed securities and securities held for investment, sale or trading of Franklin and its Subsidiaries. Schedule 3.18 of the Franklin Disclosure Schedule sets forth an investment securities report which includes, security descriptions, CUSIP numbers, pool face values, book values, coupon rates and current market values. The totals presented in the securities report agree to the amounts carried in Franklin's and its Subsidiaries' general ledgers in accordance with GAAP. Except as disclosed in
Schedule 3.18 of the Franklin Disclosure Schedule, since September 30, 2003 to the date hereof, neither Franklin nor its Subsidiaries has incurred any unusual or extraordinary losses in its investment portfolio, and, except for matters of general application to the banking industry (including, but not limited to, changes in laws or regulations or generally accepted accounting principles) or for events relating to the business environment in general, including market fluctuations and changes in interest rates, Franklin is not aware of any events which may be expected to result in any material adverse change in the quality or performance of the investment portfolio of Franklin or its Subsidiaries.

         3.19 Intellectual Property. Franklin and each of its Subsidiaries owns (without lien or encumbrance of any kind) or possesses valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, servicemarks, trademarks and computer software used in its businesses; and neither Franklin nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Franklin and each of its Subsidiaries have in all material respects performed all the obligations required to be performed by them and are not in default in any material respect under any contract, agreement, arrangement or commitment relating to any of the foregoing, except where such non-performance or default would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on Franklin and its Subsidiaries as a whole. Schedule 3.19 of the Franklin Disclosure Schedule lists all patents, registered copyrights, trade names, servicemarks, trademarks of Franklin and its Subsidiaries and whether such intellectual property is owned or licensed by Franklin and its Subsidiaries.

         3.20 Undisclosed Liabilities. Except (a) as set forth in Schedule 3.20 of the Franklin Disclosure Schedule, (b) for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Franklin included in its Form 10-Q for the period ended September 30, 2003 and (c) for liabilities incurred in the ordinary course of business since September 30, 2003 that, either alone or when combined with all similar liabilities, have not had, and could not reasonably be expected to have, a Material Adverse Effect on Franklin and its Subsidiaries as a whole, neither Franklin nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due).

         3.21 State Takeover Laws. Franklin has "opted out" of the application of the provisions of Chapter 7A and Chapter 7B, the antitakeover sections of the MBCA in this Articles of Incorporation, and such provisions will not apply to this Agreement or the transactions contemplated hereby. There are no other antitakeover provisions in the Franklin Articles of Incorporation, MBCA or the laws, rules, regulations under the state or federal law that will apply to this Agreement and the transactions contemplated herein.

         3.22 Administration of Fiduciary Accounts. Franklin and each of its Subsidiaries has properly administered in all material respects all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither Franklin nor any of its Subsidiaries nor any of their respective directors, officers or employees has committed any breach of trust with respect to any such fiduciary account which has had or could reasonably be expected to have a Material Adverse Effect on Franklin and its Subsidiaries as a whole, and the books and records for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

         3.23 Environmental Matters. Except as set forth in Schedule 3.23 of the Franklin Disclosure Schedule:

                  (a) Each of Franklin, its Subsidiaries, the Participation Facilities and the Loan Properties (each as hereinafter defined) are, and have been, in compliance with all applicable federal, state and local laws including common law, regulations and ordinances and with all applicable decrees, orders and contractual obligations relating to pollution, the discharge of, or exposure to materials in the environment or workplace ("Environmental Laws"), except for violations which, either individually or in the aggregate, have not had and cannot reasonably be expected to have a Material Adverse Effect on Franklin;

                  (b) There is no suit, claim, action or proceeding, pending or, to the knowledge of Franklin, threatened, before any Governmental Entity or other forum in which Franklin, any of its Subsidiaries, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor), with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any material whether or not occurring at or on a site owned, leased or operated by Franklin or any of its Subsidiaries, any Participation Facility or any Loan Property, except where such noncompliance or release has not resulted, and cannot be reasonably expected to result, either individually or in the aggregate, in a Material Adverse Effect on Franklin and its Subsidiaries as a whole;

                  (c) During the period of (x) Franklin's or any of its Subsidiaries' ownership or operation of any of their respective current properties, (y) Franklin's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) Franklin's or any of its Subsidiaries' holding of a security interest in a Loan Property, to the knowledge of Franklin there has been no release of materials in, on, under or affecting any such property, except where such release has not had and cannot reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect on Franklin and its Subsidiaries as a whole. To the knowledge of Franklin, prior to the period of (x) Franklin's or any of its Subsidiaries' ownership or operation of any of their respective current properties, (y) Franklin's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) Franklin's or any of its Subsidiaries' holding of a security interest in a Loan Property, there was no release or threatened release of materials in, on, under or affecting any such property, Participation Facility or Loan Property, except where such release has not had and cannot be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect on Franklin and its Subsidiaries as a whole;

                  (d) Except as set forth in Schedule 3.23(d) of the Franklin Disclosure Schedule, Franklin and its Subsidiaries have not received any Phase I or Phase II environmental surveys on all properties owned or leased by Franklin or its Subsidiaries, including but not limited to other real estate owned ("OREO") properties; and

                  (e) The following definitions apply for purposes of this
Section 3.23 hereof: (x) "Loan Property" means any property in which Franklin or any of its Subsidiaries holds a security interest; and (y) "Participation Facility" means any facility in which Franklin or any of its Subsidiaries participates in the management.

         3.24 Derivative Transactions. Except as set forth in Schedule 3.24 of the Franklin Disclosure Schedule, neither Franklin nor any of its Subsidiaries is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on its balance sheet and is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") nor does Franklin and its Subsidiaries own securities that (i) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

         3.25 Opinion. Franklin has received a written opinion, dated the date hereof, from Hovde to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof the Merger is fair to Franklin's stockholders from a financial point of view.

         3.26 Assistance Agreements. Neither Franklin nor any of its Subsidiaries is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which Franklin or any of its Subsidiaries is entitled to receive financial assistance or indemnification from any governmental agency.

         3.27 Approvals. As of the date of this Agreement, Franklin knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger and the Subsidiary Merger) should not be obtained without the imposition of a Burdensome Condition (as defined in Section 7.1(g) hereof).

         3.28     Loan Portfolio.

                  (a) In Franklin's reasonable judgment, the allowance for loan losses reflected in Franklin's audited statement of financial condition at December 31, 2002 was, and the allowance for loan losses shown on the balance sheets in Franklin's Reports for periods ending after December 31, 2002 have been and will be, adequate in all material respects, as of the dates thereof, under GAAP, and no Regulatory Agencies have required or requested Franklin to increase the allowance for loan losses for such periods. Franklin Bank's allowance for loan losses is, and shall be as of the Effective Time (including any modification as required by Section 6.9 hereof), in compliance with standards established by applicable Governmental Entities and the Financial Accounting Standards Board and is and shall be adequate under all such standards.

                  (b) As of September 30, 2003, except as set forth in Schedule
3.28 of the Franklin Disclosure Schedule, neither Franklin nor any of its Subsidiaries is a party to any written or oral (i) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), under the terms of which the obligor is, as of the date of this Agreement, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loans with any director, executive officer or ten percent stockholder of Franklin or any of its Subsidiaries, or to the best knowledge of Franklin, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing.
Schedule 3.28 of the Franklin Disclosure Schedule sets forth (i) all of the Loans of Franklin or any of its Subsidiaries that as of the date of this Agreement are classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned," "Special Mention," "Substandard,"

"Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans," "Watch List," "OREO" acquired by foreclosure or deed in lieu thereof, including book value or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the Loan by number; and (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of Franklin and its Subsidiaries that as of the date of this Agreement are classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category. Franklin shall promptly inform First Place in writing of any Loan that becomes classified in the manner described in the previous sentence, or any Loan the classification of which is changed, at anytime after September 30, 2003.

                  (c) Each loan reflected as an asset in the Franklin Reports
(i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct in all material respects, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on Franklin and its Subsidiaries as a whole.

         3.29 Properties. All real and personal property owned by Franklin and its Subsidiaries or presently used by it in their businesses is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. Franklin and its Subsidiaries have good and marketable title free and clear of all Liens to all of the material properties and assets, real and personal, reflected on the balance sheet of Franklin as of September 30, 2003 included in Franklin's Reports or acquired after such date, other than properties sold by Franklin in the ordinary course of business, except (i) Liens for current taxes and assessments not yet due or payable (ii) pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the balance sheet of Franklin as of September 30, 2003 included in Franklin's Reports. All real and personal property which is material to Franklin's or its Subsidiaries' businesses and leased or licensed by Franklin or its Subsidiaries is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

         3.30 Labor and Employment Matters. Except as set forth in Schedule 3.30 of the Franklin Disclosure Schedule, neither Franklin nor its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is Franklin or its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is the management of Franklin aware of any strike, other labor dispute, organizational effort or other activity taken with a view toward unionization involving Franklin or its Subsidiaries pending or threatened. Except as set forth in Schedule 3.30 of the Franklin Disclosure Schedule, Franklin and its

Subsidiaries are in compliance with applicable laws regarding employment or employees and retention of independent contractors and are in material compliance with all applicable employment tax laws. As of the date hereof, Franklin is in full compliance with the recordation of applicant tracking data pursuant to an affirmative action plan in accordance with Executive Order 11246 and the OFCCP regulations.

         3.31 Termination Benefits. Schedule 3.31 of the Franklin Disclosure Schedule contains a complete and accurate schedule showing as of the date of this Agreement the monetary amounts payable, subject to a determination of the market value, and identifying the in-kind benefits due under the Specified Compensation and Benefit Programs (as defined herein) for each Named Individual (as defined herein) individually. For purposes hereof, "Specified Compensation and Benefit Programs" shall include all employment agreements, change in control agreements, severance or special termination agreements, severance plans, pension, retirement or deferred compensation plans for non-employee directors, supplemental executive retirement programs, tax indemnification agreements, outplacement programs, cash bonus programs, stock appreciation right, phantom stock or stock unit plan, and health, life, disability and other insurance or welfare plans, but shall not include any tax-qualified pension, profit-sharing or employee stock ownership plan. For purposes hereof, "Named Individual" shall include each non-employee director of Franklin or its Subsidiaries and any officer or employee of Franklin or its Subsidiaries.

         3.32 Deposits. Except as set forth in Schedule 3.32 of the Franklin Disclosure Schedule, none of the deposits of Franklin Bank is a "brokered" deposit.

         3.33 Required Vote; Antitakeover Provisions Inapplicable. The affirmative vote of the holders of majority of the issued and outstanding shares of Franklin is necessary to approve this Agreement and the Merger on behalf of Franklin. No other vote of the stockholders of Franklin or any Subsidiary is required by law, Franklin Articles of Incorporation and Bylaws or otherwise to approve this Agreement and the Merger. Franklin and its Subsidiaries have taken all actions required to exempt First Place and the Agreement from any provisions of an antitakeover nature in their Articles of Incorporation and Bylaws and any other governing documents and the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

         3.34 Transactions With Affiliates. All "covered transactions" between Franklin and its Subsidiaries and an "affiliate" within the meaning of Sections 23A and 23B of the Federal Reserve Act and the regulations thereunder have been in compliance with such provisions.

         3.35 Insurance. Except as set forth in Schedule 3.35 of the Franklin Disclosure Schedule, Franklin and its Subsidiaries are presently insured, and since December 31, 1998, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by Franklin and its Subsidiaries are in full force and effect, Franklin and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

         3.36 Indemnification. Except as set forth in Schedule 3.36(a) of the Franklin Disclosure Schedule and except as provided in Franklin's employment agreements, its indemnification agreement with Hovde, or the Articles of Incorporation or Bylaws of Franklin, neither Franklin nor its Subsidiaries is a party to any indemnification agreement with any of its present or future directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of Franklin (a "Covered Person"), and, except as set forth in Schedule 3.36(b) of the Franklin Disclosure Schedule, there are no claims for which any Covered Person would be entitled to indemnification under the Articles of Incorporation or Bylaws of Franklin or any Subsidiary of Franklin, applicable law, regulation or any indemnification agreement.

         3.37 Voting Agreements. The Franklin directors and certain officers, as set forth in Schedule 3.37 of the Franklin Disclosure Schedule, have entered into a voting agreement ("Voting Agreement"), the form of which is attached as Annex A, hereto.

         3.38 CRA Rating. Each of the Subsidiaries or affiliates of Franklin that is an insured depository institution was rated "Satisfactory" or "Outstanding" following its most recent Community Reinvestment Act examination by the regulatory agency responsible for its supervision. Neither Franklin nor its Subsidiaries have received notice of and has knowledge of any planned or threatened objection by any community group to the transactions contemplated hereby.

         3.39 No Dissenters Rights. The holders of Franklin Common Stock and the Franklin Optionholders do not and will not have dissenters' rights of appraisal under the provisions of the MBCA or under any other federal or state statue, rule or regulation in connection with the Merger or the Subsidiary Merger.

         3.40 Disclosure. The representations and warranties contained in this
Article III hereof do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article III hereof not misleading.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF FIRST PLACE

         Subject to the first paragraph under Article III hereof, First Place hereby represents and warrants to Franklin as of the date of this Agreement and as of the Closing Date as follows:



         4.1       Corporate Organization.

                  (a) First Place is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. First Place has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on First Place and its Subsidiaries as a whole. First Place is duly registered as a savings and loan holding company under the HOLA. The Certificate of Incorporation and Bylaws of First Place, copies of which have previously been made available to Franklin, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

                  (b) The Bank is a federal savings association that is duly organized and validly existing under the laws of the United States of America and the rules and regulations of the OTS. The Bank has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted. The deposit accounts of the Bank are insured by the FDIC through the SAIF to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by the Bank. Each of First Place's other Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary of First Place has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on First Place and its Subsidiaries as a whole. The Certificate of Incorporation and Bylaws of each subsidiary of First Place, copies of which have previously been made available to Franklin, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

                  (c) The minute books of First Place and each of its Subsidiaries contain true, complete and accurate records in all material respects of all meetings and other corporate actions held or taken since September 30, 2000 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

         4.2 Capitalization.

                  (a) As of the date of this Agreement, the authorized capital stock of First Place consists of 33,000,000 shares of First Place Common Stock and 3,000,000 shares of preferred stock, par value $.01 per share ("First Place Preferred Stock"). As of the date of this Agreement, there were 13,285,510 shares of First Place Common Stock and no shares of First Place Preferred Stock issued and outstanding, and 4,842,762 shares of First Place Common Stock held in First Place's treasury. As of the date of this Agreement, no shares of First Place Common Stock or First Place Preferred Stock were reserved for issuance, except that 946,736 shares of First Place Common Stock were reserved for issuance upon the exercise of stock options pursuant to First Place Financial Corp. 1999 Incentive Plan (the "First Place Stock Plan"). All of the issued and outstanding shares of First Place Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the stock options set forth above, First Place does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of First Place Common Stock or First Place Preferred Stock or any other equity securities of First Place or any securities representing the right to purchase or otherwise receive any shares of First Place Common Stock or First Place Preferred Stock. The shares of First Place Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights.

                  (b) Schedule 4.2(b) of the First Place Disclosure Schedule sets forth a true and correct list of all of First Place Subsidiaries as of the date of this Agreement. Except as set forth in Schedule 4.2(b) of the First Place Disclosure Schedule, First Place owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Subsidiaries of First Place, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of First Place has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of First Place calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

         4.3 Authority; No Violation.

                  (a) First Place has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of First Place. No other corporate proceedings on the part of First Place are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by First Place and (assuming due authorization, execution and delivery by Franklin) constitutes a valid and binding obligation of First Place, enforceable against First Place in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally.

                  (b) The Bank has full corporate power and authority to execute, deliver and perform its obligations under the Bank Merger Agreement and to consummate the Subsidiary Merger contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of the Bank and approved by the sole stockholder of the Bank. No other corporate proceedings on the part of the Bank will be necessary to consummate the transactions contemplated by the Bank Merger Agreement. The Bank Merger Agreement has been duly and validly executed and delivered by the Bank and will (assuming due authorization, execution and delivery by Franklin Bank) constitutes a valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally.

                  (c) Except as set forth in Schedule 4.3(c) of the First Place Disclosure Schedule, neither the execution and delivery of this Agreement by First Place or the Bank Merger Agreement by the Bank, nor the consummation by First Place or the Bank, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by First Place or the Bank, as the case may be, with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of First Place, or the Certificate of Incorporation or Bylaws or similar governing documents of any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in
Section 4.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to First Place or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of First Place or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which First Place or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

         4.4 Consents and Approvals. Except for (a) the filing of applications with the OTS and approval or non-objection of such applications by the OTS and any other Governmental Entity, (b) the filing with the SEC of the S-4, (c) the filing of the Certificate of Merger with the Secretary of State of the State of Michigan and the State of Delaware, (d) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of First Place Common Stock pursuant to this Agreement, and (e) such filings, authorizations or approvals as may be set forth in Schedule 4.4 of the First Place Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by First Place of this Agreement, (2) the consummation by First Place of the Merger and the other transactions contemplated hereby, (3) the execution and delivery by the Bank of the Bank Merger Agreement, and (4) the consummation of the Bank of the Subsidiary Merger and the transactions contemplated by the Bank Merger Agreement.

         4.5 Reports. First Place and each of its Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since September 30, 2000 with any Regulatory Agency, and all other material reports and statements required to be filed by them since September 30, 2000, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the OTS, the FDIC, any State Regulator or any SRO, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of First Place and its Subsidiaries, and, except as set forth in Schedule 4.5 of the First Place Disclosure Schedule, no Regulatory Agency has initiated any proceeding or, to the best knowledge of First Place, investigation into the business or operations of First Place or any of its Subsidiaries since September 30, 2000. There is no unresolved material violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of First Place or any of its Subsidiaries.

         4.6 Financial Statements. First Place has previously delivered to Franklin copies of (i) the consolidated balance sheets of First Place and its Subsidiaries at June 30 for the fiscal years ended 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity and cash flows for First Place for the fiscal year ended June 30, 2001 through 2003, in each case accompanied by the audit report of Crowe Chizek and Company LLC, independent public accountants with respect to First Place and its Subsidiaries, and (ii) the unaudited consolidated balance sheet of First Place and its Subsidiaries as of September 30, 2003 and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the three month periods then ended as reported in First Place's Quarterly Report on Form 10-Q for the period ended September 30, 2003 and filed with the SEC under the Exchange Act. The June 30, 2003 consolidated balance sheet of First Place (including the related notes, where applicable) fairly presents the consolidated financial position of First Place and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.6 hereof (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.14 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount and the absence of footnotes), the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of First Place and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.14 hereof will comply, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.14 hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of First Place and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

         4.7 Broker's Fees. Neither First Place nor any Subsidiary of First Place, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement or the Bank Merger Agreement, except that First Place has engaged, and will pay a fee or commission to, Keefe, Bruyette and Woods, Inc. ("KBW") in accordance with the terms of a letter agreement between KBW and First Place.

         4.8 Absence of Certain Changes or Events.

                  (a) Except as may be set forth in Schedule 4.8(a) of the First Place Disclosure Schedule, or as disclosed in First Place's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (a true, complete and correct copy of which has previously been delivered to Franklin), since September 30, 2003, (i) neither First Place nor any of its Subsidiaries has incurred any material liability, except in the ordinary course of their business consistent with their past practices, and (ii) no event has occurred which has caused, or is reasonably likely to cause, individually or in the aggregate, a Material Adverse Effect on First Place.

                  (b) Except as set forth in Schedule 4.8(b) of the First Place Disclosure Schedule, since September 30, 2003, First Place and its Subsidiaries have carried on their respective businesses in the ordinary course consistent with their past practices.

         4.9 Legal Proceedings.

                  (a) Except as set forth in Schedule 4.9(a) of the First Place Disclosure Schedule, neither First Place nor any of its Subsidiaries is a party to any and there are no pending or to the best of First Place's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against First Place or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Bank Merger Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on First Place and its Subsidiaries as a whole.

                  (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon First Place, any of its Subsidiaries or the assets of First Place or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect on First Place and its Subsidiaries as a whole.

                  (c) Except as set forth in Schedule 4.9(c) of the First Place Disclosure Schedule, there are no actions, suits, claims, proceedings, investigations or assessments of any kind pending, or to the best of First Place's knowledge, threatened against any of the directors or officers of First Place or its Subsidiaries in their capacities as such, and no director or officer of First Place or its Subsidiaries currently is being indemnified or seeking to be indemnified by First Place or its Subsidiaries pursuant to applicable law or the Certification of Incorporation, charter, bylaws or other similar governing documents.

         4.10 Taxes. Except as set forth in Schedule 4.10 of the First Place Disclosure Schedule, each of First Place and its Subsidiaries has (i) duly and timely filed or will duly and timely file (including applicable extensions granted without penalty) all Tax Returns required to be filed at or prior to the Effective Time, and such Tax Returns which have heretofore been filed are, and those to be hereinafter filed will be, complete and accurate in all material respects, and (ii) paid in full or have made adequate provision for on the financial statements of First Place (in accordance with GAAP) all Taxes and will pay in full or make adequate provision for all Taxes. There are no material liens for Taxes upon the assets of either First Place or its Subsidiaries except for statutory liens for current Taxes not yet due. Except as set forth in
Schedule 4.10 of the First Place Disclosure Schedule, neither First Place nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding. Except as set forth on Schedule 4.10 of the First Place Disclosure Schedule, neither First Place nor any of its Subsidiaries is presently subject to any audits, investigations or proceeding by any tax authority, and neither First Place nor any of its Subsidiaries has received any notice from any tax authority that it intends to conduct any such audit, investigation or proceeding. Except as set forth in Schedule 4.10 of the First Place Disclosure Schedule, no claim has been made by a tax authority in a jurisdiction where First Place or any of its Subsidiaries does not file a tax return that First Place or any of its Subsidiaries is or may be subject to taxation in the jurisdiction.

         4.11 Employee Benefit Plan Matters. Except as set forth in Schedule
4.11 of the First Place Disclosure Schedule, (i) each employee benefit plan, as the term is defined in Section 3 of ERISA, and other arrangement or agreement that is maintained or contributed to as of the date of this Agreement (collectively referred to as "First Place Plans") has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code, (ii) each of First Place Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has either (1) received a favorable determination letter from the IRS, or (2) is or will be the subject of an application for a favorable determination letter, and First Place is not aware of any circumstances likely to result in the revocation or denial of any such favorable determination letter.

         4.12 SEC Reports. First Place has previously made available to Franklin an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since September 30, 2000 by First Place with the SEC pursuant to the Securities Act or the Exchange Act (the "First Place Reports") and (b) communication mailed by First Place to its stockholders since September 30, 2000, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. First Place has timely filed all First Place Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all First Place Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

         4.13 First Place Information. The information relating to First Place and its Subsidiaries to be contained in, or incorporated by reference in, the Proxy Statement and the S-4 (except for such portions thereof that relate only to Franklin or any of its Subsidiaries as represented in Section 3.13 hereof), or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The S-4 (except for such portions thereof that relate only to Franklin or any of its Subsidiaries as represented in Section 3.13 hereof) will comply in all material respects with the provisions of the Securities Act and Exchange Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

         4.14 Ownership of Franklin Common Stock. None of First Place or any of its Subsidiaries, (i) beneficially own, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of Franklin.

         4.15 Compliance with Applicable Law. First Place and each of its
Subsidiaries: (i) is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; (ii) holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and are in compliance with and are not, to its knowledge, in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to First Place or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such non-compliance or default would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on First Place and its Subsidiaries as a whole; and (iii) neither First Place nor any of its Subsidiaries knows of, or has received notice of, any material violations of any of the above or threats to resolve, suspect or otherwise restrict any of the above since December 31, 1998.

         4.16 Agreements with Regulatory Agencies. Except as set forth in
Schedule 4.16 of the First Place Disclosure Schedule, neither First Place nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth in Schedule 4.16 of First Place Disclosure Schedule, a "First Place Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has First Place or any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

         4.17 Undisclosed Liabilities. Except (a) as set forth in Schedule 4.17 of the First Place Disclosure Schedule, (b) for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of First Place included in its Form 10-Q (including, but not limited to any footnotes contained therein) for the period ended September 30, 2003 and (c) for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2003 that, either alone or when combined with all similar liabilities, have not had, and could not reasonably be expected to have, a Material Adverse Effect on First Place and its Subsidiaries as a whole, neither First Place nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due).

         4.18 Assistance Agreements. Neither First Place nor any of its Subsidiaries is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which First Place or any of its Subsidiaries is entitled to receive financial assistance or indemnification from any governmental agency.

         4.19 Approvals. As of the date of this Agreement, First Place knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger and the Subsidiary Merger) should not be obtained without the imposition of a Burdensome Condition (as defined in Section 7.2(i) hereof).

         4.20 Loan Portfolio.

                  (a) Except as set forth in Schedule 4.20(a) of the First Place Disclosure Schedule, First Place's reasonable judgment, the allowance for loan losses reflected in First Place's audited statement of financial condition at June 30, 2003 was, and the allowance for loan losses shown on the balance sheets in First Place's filings with the SEC for periods ending after June 30, 2003 have been and will be, adequate in all material respects, as of the dates thereof, under GAAP, and no Regulatory Agencies have required or requested First Place to increase the allowance for loan losses for such periods. The Bank's allowance for loan losses is, and shall be as of the Effective Time, in compliance with standards established by applicable Governmental Entities and the Financial Accounting Standards Board and is and shall be adequate under all such standards.

                  (b) Each loan reflected as an asset in First Place's filings with the SEC (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct in all material respects, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on First Place and its Subsidiaries as a whole.

         4.21 Properties. All real and personal property owned by First Place and its Subsidiaries or presently used by it in their business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. First Place and its Subsidiaries have good and marketable title free and clear of all Liens to all of the material properties and assets, real and personal, reflected on the balance sheet of First Place as of September 30, 2003 included in First Place's Reports or acquired after such date, other than properties sold by First Place in the ordinary course of business, except (i) Liens for current taxes and assessments not yet due or payable (ii) pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the balance sheet of First Place as of September 30, 2003 included in First Place's Reports. All real and personal property which is material to First Place's or its Subsidiaries' businesses and leased or licensed by First Place or its Subsidiaries is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

         4.22 Labor and Employment Matters. Except as set forth in Schedule 4.22 of the First Place Disclosure Schedule, neither First Place nor its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is First Place or its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is the management of First Place aware of any strike, other labor dispute, organizational effort or other activity taken with a view toward unionization involving First Place or its Subsidiaries pending or threatened. First Place and its Subsidiaries are in compliance with applicable laws regarding employment or employees and retention of independent contractors and are in material compliance with all applicable employment tax laws.

         4.23 Intellectual Property. First Place and each of its Subsidiaries owns or possesses the rights to use without payment all material trade names, servicemarks and trademarks used in its businesses; and neither First Place nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. First Place and each of its Subsidiaries have in all material respects performed all the obligations required to be performed by them and are not in default in any material respect under any contract, agreement, arrangement or commitment relating to any of the foregoing, except where such non-performance or default would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on First Place and its Subsidiaries as a whole.

         4.24 Required Vote. No vote of the stockholders of First Place is required by law, First Place's Certificate of Incorporation and Bylaws or otherwise to approve this Agreement and the Merger.

         4.25 Transactions With Affiliates. All "covered transactions" between First Place and its Subsidiaries and an "affiliate" within the meaning of Sections 23A and 23B of the Federal Reserve Act and the regulations thereunder have been in compliance with such provisions.

         4.26 Insurance. First Place and its Subsidiaries are presently insured, and since June 30, 1999, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by First Place and its Subsidiaries are in full force and effect, First Place and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

         4.27 Off-Balance Sheet Commitments. As of September 30, 2003, First Place has no off-balance sheet commitments other than as reported on the OTS Thrift Financial Report filed with the OTS.

         4.28 CRA Rating. Each of the Subsidiaries or affiliates of First Place that is an insured depository institution was rated "Satisfactory" or "Outstanding" following its most recent Community Reinvestment Act examination by the regulatory agency responsible for its supervision. Neither First Place nor its Subsidiaries have received notice of and has knowledge of any planned or threatened objection by any community group to the transactions contemplated hereby.

         4.29 First Place Financing. Not later than the Closing Date and subject to Section 7.2(d), First Place will have available sufficient cash or other liquid assets which may be used to fund the transactions contemplated by this Agreement.

         4.30 Pro Forma Capital Requirements. First Place is, and on a pro forma basis giving effect for the transactions contemplated by this Agreement and any financing or capital injection contemplated by First Place, will be "adequately capitalized", as defined for purposes of the FDIA, and in compliance with all capital requirements, standards and ratios required by each state or federal bank regulator with jurisdiction over First Place.

         4.31 Disclosure. The representations and warranties contained in this
Article IV hereof do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV hereof not misleading.

                                   ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         5.1 Forbearances of Franklin. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement or as previously disclosed in a Disclosure Schedule ("Previously Disclosed"), without the prior written consent of First Place, Franklin will not and will not permit any of its Subsidiaries to:

                  (a) Ordinary Course. Conduct its business other than in the ordinary and usual course consistent with past practice or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and First Place the goodwill of the customers of Franklin and its Subsidiaries and others with whom business relations exist.

                  (b) Capital Stock. Other than pursuant to the Franklin Options that are exercisable and are either qualified under Section 422 of the Code or will expire prior to the Effective Time which are set forth on Schedule 2.8 of the Franklin Disclosure Schedule and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock or any rights or (ii) permit any additional shares of stock to become subject to grants of employee or director stock options or other rights.

                  (c) Dividends; Etc. (i) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Franklin Common Stock, other than normal quarterly dividends in the amount of no more than $.08 per share of Franklin Common Stock paid at such times as Franklin historically has done (Franklin will consult with First Place on the timing of the declaration, record, and payable dates of its last quarterly dividend to be paid prior to the Effective Time so that stockholders of Franklin do not receive a Franklin dividend and a First Place dividend in the same calendar quarter) or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

                  (d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Franklin or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except
(i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, provided that no such increase shall result in an annual adjustment of more than 3.5% (ii) for other changes that are required by applicable law, and (iii) to satisfy contractual obligations existing as of the date hereof and set forth in Schedule 5.1(d) of the Franklin Disclosure Schedule.

                  (e) Hiring. Hire any person as an employee of Franklin or its Subsidiaries or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 5.1(e) of the Franklin Disclosure Schedule and (ii) persons hired to fill any vacancies arising after the date hereof and whose employment is terminable at the will of Franklin or its Subsidiaries other than any person to be hired who would have a base salary, including any guaranteed bonus or any similar bonus, considered on an annual basis of more than $40,000.

                  (f) Benefit Plans. Other than making contributions to the ESOP and Franklin's 401(k) plan not to exceed $175,000 in the aggregate for the 2003 calendar year, enter into, establish, adopt or amend, or make any contributions to (except (i) as may be required by applicable law or (ii) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 5.1(f) of the Franklin Disclosure Schedule), any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Franklin or any Subsidiary or take any action, other than contemplated by this Agreement, to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

                  (g) Dispositions. Except as set forth on Schedule 5.1(g) of the Franklin Disclosure Schedule, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties including investment securities, loans and OREO.

                  (h) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity.

                  (i) Capital Expenditures. Make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts exceeding $10,000.

                  (j) Governing Documents. Amend its Articles of Incorporation, Bylaws or similar governing documents.

                  (k) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP, except as contemplated in Section 6.9 hereof.

                  (l) Contracts. Enter into, renew, terminate, permit automatic renewal, amendment to or modification of any agreement for services to be provided to Franklin or any Subsidiary or any other contract that exceeds $15,000 in value.

                  (m) Claims. Except as set forth on Schedule 5.1(m) of the Franklin Disclosure Schedule, enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which Franklin or any Subsidiary is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by Franklin or any Subsidiary of an amount which exceeds $10,000 and/or would impose any material restriction on the business of Franklin or any Subsidiary or create precedent for claims that are reasonably likely to be material to Franklin or any Subsidiary.

                  (n) Banking Operations. Enter into any new material line of business; implement, adopt or otherwise change its lending, investment, underwriting, risk (including interest rate risk policies, procedures and practices) and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Entity; or file any application or make any contract with respect to branching or site location or branching or site relocation. Except as contemplated by Section 6.9 hereof, fail to follow its existing policies and practices with respect to managing their exposure to interest rate risk or fail to use commercially reasonable means to avoid any material increase in their aggregate exposure to interest rate risk.

                  (o) Derivatives Contracts. Enter into any structured transactions, securities, arbitrage or hedging activity, including use of derivatives.

                  (p) Indebtedness. Incur any indebtedness for borrowed money (other than deposits, federal funds purchased, cash management accounts, Federal Home Loan Bank borrowings that mature within one year and securities sold under agreements to repurchase that mature within one year, in each case in the ordinary course of business consistent with past practice) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than in the ordinary course of business consistent with past practice.

                  (q) Investment Securities. Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any debt security or equity investment other than federal funds or United States Government securities or United States Government agency securities, in each case with a term of one (1) year or less.

                  (r) Loans. Make, purchase, renew or otherwise modify any loan, loan commitment, letter of credit or other extension of credit (collectively, "Loans") other than in the ordinary course of business, provided that any commercial business loan with a principal balance in excess of $500,000 (whether individually or in the aggregate), multi-family residential loan with a principal balance in excess of $1,000,000 (whether individually or in the aggregate), commercial real estate loan with a principal balance in excess of $1,000,000 (whether individually or in the aggregate), single family owner occupied loan with a principal balance in excess of $300,000 (whether individually or in the aggregate) or any other loan with a principal balance in excess of $50,000 (whether individually or in the aggregate) cannot be originated, purchased, renewed or modified without First Place's prior written consent which shall be deemed given if a written objection thereto is not received within two business days after delivery of written notice thereof. Purchase or commit to purchase any bulk loan portfolio.

                  (s) Investments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).

                  (t) Adverse Actions. (i) Take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time,
(y) any of the conditions to the Merger set forth in Article VII hereof not being satisfied or (z) a material violation of any provision of this Agreement except as may be required by applicable law or regulation.

                  (u) Board Membership. Except as set forth in Schedule 5.1(u) of the Franklin Disclosure Schedule, elect to the Board of Directors of itself or its Subsidiaries or to any office any person who is not a member of the Board of Directors or an officer of Franklin or its Subsidiaries as of the date of this Agreement.

                  (v) Franklin Advertising. Reduce, diminish or otherwise materially adversely affect the existing level, quality and frequency of advertising, commercials and/or other promotional campaigns for Franklin and its Subsidiaries.

                  (w) No New Subsidiaries. Neither Franklin nor its Subsidiaries will establish, acquire or otherwise create any new entity.

                  (x) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

         5.2 Forbearances of First Place. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of Franklin, First Place will not, and will cause each of its Subsidiaries not to:

                  (a) Adverse Actions. (i) Take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time,
(y) any of the conditions to the Merger set forth in Article VII hereof not being satisfied or (z) a material violation of any provision of this Agreement, except as may be required by applicable law or regulation.

                  (b) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

                  (c) Governing Documents. Amend its Certificate of Incorporation or Bylaws, which as a direct result of such amendment the holders of Franklin Common Stock would be adversely affected.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         6.1 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Franklin, Franklin Bank, First Place and the Bank agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger and the Bank Merger Agreement as promptly as practicable and otherwise to enable consummation of the Merger and the Bank Merger Agreement, including the satisfaction of the conditions set forth in Article VII hereof, and shall cooperate fully with the other party hereto to that end.

         6.2 Stockholder Approval. Franklin agrees to take, in accordance with applicable law and its Articles of Incorporation and Bylaws, all action necessary to convene as soon as reasonably practicable a special meeting of its stockholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by Franklin's stockholders for consummation of the Merger (including any adjournment or postponement, the "Franklin Stockholder Meeting"). Except with the prior approval of First Place, no other matters shall be submitted for the approval of Franklin stockholders at the Franklin Stockholders Meeting. The Franklin Board shall at all times prior to and during such meeting recommend such approval and shall take all reasonable lawful action to solicit such approval by its stockholders; provided that nothing in this Agreement shall prevent the Franklin Board from withholding, withdrawing, amending or modifying its recommendation if the Franklin Board determines, after consultation with its outside counsel, that such action is legally required in order for the directors to comply with their fiduciary duties to the Franklin stockholders under applicable law; provided, further, that Section 6.8 hereof shall govern the withholding, withdrawing, amending or modifying of such recommendation in the circumstances described therein.

         6.3 Registration Statement.

                  (a) First Place agrees to prepare an S-4 or other applicable registration statement to be filed by First Place with the SEC in connection with the issuance of First Place Common Stock in the Merger (including the Proxy Statement and other proxy solicitation materials of Franklin constituting a part thereof and all related documents). Franklin shall prepare and furnish such information relating to it and its directors, officers and stockholders as may be reasonably required in connection with the above referenced documents based on its knowledge of and access to the information required for said documents, and Franklin, and its legal, financial and accounting advisors, shall have the right to review and approve (which approval shall not be unreasonably withheld or delayed) the S-4 prior to its filing. Franklin agrees to cooperate with First Place and First Place's counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor in connection with the S-4 and the Proxy Statement. Provided that Franklin has cooperated as described above, First Place agrees to file, or cause to be filed, the S-4 with the SEC as promptly as reasonably practicable. Each of Franklin and First Place agrees to use its reasonable best efforts to cause the S-4 to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. First Place also agrees to use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. After the S-4 is declared effective under the Securities Act, Franklin shall promptly mail at its expense the Proxy Statement to its stockholders.

                  (b) Each of Franklin and First Place agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the S-4 shall, at the time the S-4 and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement and any amendment or supplement thereto shall, at the date(s) of mailing to stockholders and at the time of the Franklin Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of Franklin and First Place further agrees that if such party shall become aware prior to the Effective Time of any information furnished by such party that would cause any of the statements in the S-4 or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the S-4 or the Proxy Statement.

                  (c) First Place agrees to advise Franklin, promptly after First Place receives notice thereof, of the time when the S-4 has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of First Place Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent First Place is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the S-4 or for additional information.

         6.4 Regulatory Filings.

                  (a) Each of First Place, the Bank, Franklin and Franklin Bank shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary to consummate the Merger and Subsidiary Merger and the other transactions contemplated hereby; and any initial filings with Governmental Entities shall be made by First Place as soon as reasonably practicable after the execution hereof. Each of First Place and Franklin shall have the right to review and approve (which approval shall not be unreasonably withheld or delayed), and to the extent practicable each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all written information submitted to any third party or any Governmental Entity in connection with the Merger and Subsidiary Merger. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it shall consult with the other parties hereto with respect to the obtaining of all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the Merger and Subsidiary Merger, and each party shall keep the other parties apprised of the status of material matters relating to completion of the Merger.

                  (b) Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries (if applicable), directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their Subsidiaries (if applicable) to any third party or Governmental Entity.

         6.5 Press Releases. Franklin and First Place shall consult with each other before issuing any press release with respect to the Merger or this Agreement. First Place and Franklin will issue a joint press release with respect to the Merger or this Agreement as soon as practicable after this Agreement is fully executed. Franklin shall not issue any press release with respect to the Merger or this Agreement or make any such public statements without the prior consent of First Place, which consent shall not be unreasonably withheld; provided, however, that Franklin may, without the prior consent of First Place (but after consultation with First Place, to the extent practicable under the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law or the rules or regulations of NASDAQ. Franklin and First Place shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Merger as reasonably requested by the other party.

         6.6 Access; Information.

                  (a) Franklin agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford First Place and First Place's officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel of Franklin and to such other information relating to Franklin as First Place may reasonably request and, during such period, it shall furnish promptly to First Place all information concerning the business, properties and personnel of Franklin as First Place may reasonably request, subject to applicable law.

                  (b) First Place agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Franklin and its authorized representatives such access to First Place's personnel as Franklin may reasonably request.

                  (c) Each party agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section
6.6 hereof (as well as any other
information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the Merger. Subject to the requirements of law, each party shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.6 hereof (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from publicly available sources. In the event that this Agreement is terminated or the Merger shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by any party of the business and affairs of any other party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to any party's obligation to consummate the Merger.

         6.7 Affiliates. Franklin shall use its reasonable best efforts to identify those persons who may be deemed to be Franklin Affiliates and to cause each person so identified to deliver to First Place as soon as practicable, and in any event prior to the date of Franklin Stockholders Meeting, a written agreement to comply with the requirements of Rule 145 under the Securities Act in connection with the sale or other transfer of First Place Common Stock received in the Merger, which agreement shall be in the form attached hereto as Annex B (the "Affiliate Letter").

         6.8 Acquisition Proposals. Franklin agrees that it shall not, and that it shall direct and use its reasonable best efforts to cause its directors, officers, employees, agents and representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving Franklin, or any purchase of all or substantially all of the assets of Franklin or more than 10% of the outstanding equity securities of Franklin (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). Franklin further agrees that it shall not, and that it shall direct and use its reasonable best efforts to cause its directors, officers, employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent Franklin or the Franklin Board from (A) complying with its disclosure obligations under federal or state law; (B) providing information in response to a request therefore by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Franklin Board receives from the Person so requesting such information an executed confidentiality agreement; (C) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal or (D) recommending such an Acquisition Proposal to the stockholders of Franklin, if and only to the extent that, in each such case referred to in clause (B), (C) or (D) above, (i) the Franklin Board determines in good faith (after receipt of a written opinion of outside legal counsel) that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) the Franklin Board determines in good faith (after receipt of a written opinion of its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a transaction more favorable to Franklin's stockholders from a financial point of view than the Merger. An Acquisition Proposal which is received and considered by the Franklin in compliance with this Section 6.8 hereof and which meets the requirements set forth in clause (D) of the preceding sentence is herein referred to as a "Superior Proposal." Franklin agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals. Franklin agrees that it will notify First Place if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, Franklin or any of its representatives.

         6.9 Certain Policies. Prior to the Effective Time, Franklin shall, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, modify or change its loan, OREO, investment portfolio, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) (collectively the "Policies and Practices") so as to be applied on a basis that is consistent with that of First Place; provided that in any event, no modification or change to the Policies and Practices made by Franklin pursuant to this Section 6.9 hereof shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. First Place shall provide such assistance and direction to Franklin as is necessary in conforming to such Policies and Practices between the date of this Agreement until the Effective Time. The recording of any such modifications or changes shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of Franklin or its management with any such modifications or changes.

         6.10 NASDAQ Listing. First Place agrees to use its reasonable best efforts to list, prior to the Effective Time, on the NASDAQ the shares of First Place Common Stock to be issued in connection with the Merger.

         6.11 Indemnification.

                  (a) From and after the Effective Time through the fifth anniversary of the Effective Time, First Place and its Subsidiaries (the "Indemnifying Party") shall indemnify and hold harmless each present and former director, officer and employee of Franklin, determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of Franklin or its Subsidiaries or is or was serving at the request of Franklin or its Subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of this Agreement or consummation of the Merger, to the fullest extent which such Indemnified Parties would be entitled under the Franklin Articles of Incorporation, the Franklin Bylaws, and/or any agreement, arrangement or understanding which has been Previously Disclosed to First Place by Franklin pursuant to this Section 6.11 hereof, in each case as in effect on the date hereof.

                  (b) Any Indemnified Party wishing to claim indemnification under this Section 6.11 hereof, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefore are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

                  (c) Prior to Effective Time, First Place shall cause the persons serving as directors and officers of Franklin and its Subsidiaries immediately prior to the Effective Time to be covered by the directors' and officers' liability insurance policy maintained by Franklin for a period of three years after the Effective Time (provided that First Place may substitute therefore policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy or single premium tail coverage with policy limits equal to Franklin's existing coverage limits) with respect to acts or omissions occurring prior to the Effective Time which were committed by such directors and officers in their capacities as such, provided that in no event shall First Place be required to expend for any one year an amount in excess of 125% of the aggregate premiums paid by Franklin in 2003 on an annualized basis for such purpose (which aggregate premiums on an annualized basis are disclosed in Section 6.11(c) of the Franklin Disclosure Schedule) (the "Insurance Amount"), and further provided that if First Place is unable to maintain or obtain the insurance called for by this Section 6.11 hereof as a result of the preceding provision, First Place shall use its reasonable best efforts to obtain the most advantageous coverage as is available for the Insurance Amount.

                  (d) If First Place or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of First Place or the surviving company shall assume the obligations set forth in this Section 6.11 hereof prior to or simultaneously with the consummation of such transaction.

                  (e) The provision of this Section 6.11 shall survive the Closing of this Merger.

         6.12 Benefit Plans.

                  (a) First Place shall take all reasonable action so that either contemporaneous with or as soon as administratively practicable after the Effective Time, employees of Franklin who become employees of First Place shall be entitled to coverages under retirement benefit plans that provide substantially comparable retirement benefits in place at Franklin and its Subsidiaries that are set forth on Schedule 3.11 of the Franklin Disclosure Schedule prior to the Effective Time, excluding those insurance policies and programs listed on Schedule 3.11. Notwithstanding the foregoing, nothing in this Agreement shall require that First Place either continue the Franklin Employee Stock Ownership Plan ("Franklin ESOP"), make contributions to the Franklin ESOP to the extent it is continued or to permit Franklin employees to participate in the First Place Employee Stock Ownership Plan. Nothing herein shall limit the ability of First Place to amend or terminate any of Franklin's Benefit Plans in accordance with their terms at any time.

                  (b) At and following the Effective Time, First Place shall honor, and First Place shall continue to be obligated to perform, in accordance with their terms, contractual rights of, current and former employees of Franklin existing as of the Effective Time, as well as all employment or "change-in-control" agreements of Franklin which are Previously Disclosed, subject in each case as the same may be modified or terminated with respect to certain executive officers of Franklin in accordance with any applicable terms. The severance or termination payments which are payable pursuant to such agreements, plans or policies of Franklin (which have been quantified in reasonable detail as of the date hereof) are set forth in Schedule 6.12(b) of the Franklin Disclosure Schedule and shall be subject to the limitations under
Section 280(G) of the Code.

                  (c) At such time as employees of Franklin become eligible to participate in a medical, dental or health plan of First Place or its Subsidiaries, First Place shall cause each such plan to (i) provide full credit for under such plans for any deductibles, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and (ii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous Plan prior to the Effective Time. First Place shall assume full responsibility for providing COBRA continuation coverage to current and former Franklin employees who are M&A Qualified Beneficiaries as the term is defined in Treas. Reg. ss.ss. 54.4980B-1 - B-10.

                  (d) Those employees (other than employees listed in Schedule 6.12(b) and/or temporary and/or co-operative employees) of Franklin or its Subsidiaries who are terminated on the Effective Time or because First Place identifies them for inclusion in a force reduction as a result of the pending merger and who sign and deliver a termination and release agreement in the form acceptable to First Place, shall be entitled to severance pay equal to two weeks of pay for each full year of service, subject to a minimum of two weeks and a maximum of twenty-six weeks. Such payments will be made within 30 days after the later of the Effective Time or the date the release becomes effective or the negotiated date of termination after the Effective Time. Employees employed by more than one corporation shall be eligible for severance pay based only on the corporation with which they have the longest service. If any corporation employing the employee also has a severance pay plan, any amounts paid pursuant to that plan shall reduce the amount that the employee will receive under this Section 6.12(d) and in no event shall there be any duplication of severance pay. Nothing contained in this
Section 6.12(d) hereof shall be construed or interpreted to limit or modify in any way First Place's at will employment policy or provide any third party beneficiary rights to employees of Franklin or its Subsidiaries. In no event shall severance pay be taken into account in determining the amount of any other benefit (including but not limited to, an individual's benefit under any pension plan). If, by reason of the controlling plan document, controlling law or otherwise, severance pay is taken into account in determining any other benefit, the severance pay otherwise payable shall be reduced by the present value of the additional benefit determined under other benefit plans attributable to the severance pay period.

                  (e) Within 30 days after the Effective Time and upon receiving an executed receipt and release from each Franklin employee on the Closing Date, First Place will pay the amounts to the Franklin Employees listed on Schedule 6.12(b) of the Franklin Disclosure Schedule, which shall be the full and only payment due to such Franklin Employees.


         6.13 Notification of Certain Matters. Each of Franklin and First Place shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it and its respective Subsidiaries taken as a whole or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

         6.14 Subsequent Interim and Annual Financial Statements. First Place will deliver to Franklin and Franklin will deliver to First Place (delivered to First Place no later than March 28, 2004) their respective Annual Reports on Form 10-K for the year ending June 30, 2003 and December 31, 2003, respectively, as filed with the SEC under the Exchange Act. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the date of this Agreement, First Place will deliver to Franklin and Franklin will deliver to First Place their respective Quarterly Reports on Form 10-Q, as filed with the SEC under the Exchange Act.

         6.15 Board and Loan Committee Visitation Rights. Franklin and its Subsidiaries shall allow one representative designated by First Place to attend all meetings of Franklin's and its Subsidiaries' Boards of Directors in a nonvoting capacity, and in connection therewith, Franklin shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which Franklin and its Subsidiaries provides to its Board of Directors. Franklin and its Subsidiaries shall also allow one representative of First Place to attend all meetings of Franklin Bank's loan committee in a nonvoting capacity, and in connection therewith, Franklin Bank shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which Franklin Bank provides to its loan committee.

         6.16 Establish Regional Advisory Board. At the Effective Time, First Place intends to establish by resolution of the Board of Directors a regional advisory board ("Regional Advisory Board") that will have the responsibility of providing advice to the First Place Board of Directors about Franklin Bank's business and operations, market area, regional economic conditions and such other advisory responsibilities as determined by the First Place Board of Directors.

         6.17 Current Information. During the period from the date of this Agreement to the Effective Time, Franklin will cause one or more of its designated representatives to notify on a regular and frequent basis (not less than monthly) representatives of First Place and to report (i) the general status of the ongoing operations of Franklin and its Subsidiaries; (ii) the status of, and the action proposed to be taken with respect to, those Loans held by it or any Subsidiary as well as its non-performing assets; (iii) the origination of all Loans other than 1-4 family residential mortgage loans and consumer loans; (iv) changes in its deposit balances equal to or more than $2.0 million; and (v) any material changes in its pricing of deposits. Franklin will promptly notify the other of any material change in the normal course of business or in the operation of its properties or the properties of any of its Subsidiaries and all regulatory communications and governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving itself or any of its Subsidiaries, and will keep First Place fully informed of such events.

         6.18 Execution and Authorization of Bank Merger Agreement. On the date of this Agreement, (a) First Place shall have (i) caused the Board of Directors of the Bank to approve the Bank Merger Agreement, (ii) caused the Bank to execute and deliver the Bank Merger Agreement, and (iii) approved the Bank Merger Agreement as the sole stockholder of the Bank, and (b) Franklin shall have (i) caused the Board of Directors of Franklin Bank to approve the Bank Merger Agreement, (ii) caused Franklin Bank to execute and deliver the Bank Merger Agreement, and (iii) approved the Bank Merger Agreement as the sole stockholder of Franklin Bank. The Bank Merger Agreement shall be substantially in the form attached hereto as Annex C. As of the Closing Date, First Place intends to operate Franklin Bank, under the "Franklin Bank" name, as a division of First Place Bank, which may be discontinued in First Place's sole discretion.

         6.19 Notice Of Transactions. First Place will provide Franklin prior written notice of acquisitions by it or any of its Subsidiaries to acquire, an interest in any company or business (whether by a purchase of assets, purchase of stock or merger), (each an "Acquisition" for purposes of this Section only), involving an aggregate consideration exceeding $5,000,000.

         6.20 Franklin Bank Dividend. Prior to the Effective Time, Franklin Bank will pay a cash dividend from Franklin Bank to Franklin in the maximum amount permitted, subject to applicable OCC Regulations. This dividend will be paid to Franklin prior to the Effective Time.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

         7.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party hereto to effect the Merger is subject to the satisfaction or, to the extent permitted by applicable law, written waiver by the parties hereto at or prior to the Effective Time each of the following conditions:

                  (a) Stockholder Approval. This Agreement shall have been adopted by the requisite affirmative vote of the holders of at least a majority of the outstanding shares of Franklin Common Stock entitled to vote thereon.

                  (b) NASDAQ Stock Market Listing. The shares of First Place Common Stock which shall be issued to the stockholders of Franklin upon consummation of the Merger shall have been authorized for listing on the NASDAQ Stock Market, subject to official notice of issuance.

                  (c) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby (including the Merger and the Subsidiary Merger) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

                  (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger, the Subsidiary Merger or any of the other transactions contemplated by this Agreement or the Bank Merger Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger or the Subsidiary Merger.

                  (f) Federal Tax Opinion. First Place and Franklin shall have received an opinion of Patton Boggs LLP, counsel to First Place ("First Place's Counsel"), in form and substance reasonably satisfactory to both First Place and Franklin, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger and Subsidiary Merger will be treated as reorganizations within the meaning of
Section 368(a) of the Code. In rendering such opinion, First Place's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of First Place, Franklin, Franklin Bank and others, reasonably satisfactory to such counsel.

                  (g) No Burdensome Condition. None of the Requisite Regulatory Approvals shall impose any term, condition or restriction upon First Place, Franklin, Franklin Bank, the Bank or any of their respective Subsidiaries that First Place, or Franklin, in good faith, reasonably determines would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement to First Place or Franklin as to render inadvisable in the reasonable good faith judgment of First Place or Franklin, the consummation of the Merger (a "Burdensome Condition").

         7.2 Conditions to Obligations of First Place. The obligation of First Place to effect the Merger is also subject to the satisfaction or waiver by First Place at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Franklin set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. First Place shall have received a certificate dated as of the Closing Date signed on behalf of Franklin by the Chief Executive Officer and the Chief Financial Officer of Franklin to the foregoing effect.

                  (b) Performance of Obligations of Franklin. Franklin shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and First Place shall have received a certificate dated as of the Closing Date signed on behalf of Franklin by the Chief Executive Officer and the Chief Financial Officer of Franklin to such effect.

                  (c) Deposit of Certificates. Franklin shall have deposited with the Exchange Agent all Certificates surrendered by holders of Franklin Common Stock pursuant to Article II hereof.

                  (d) Receipt of Dividend. At or prior to the Effective Time, First Place shall have received regulatory approval for a dividend of up to $10.0 million from First Place Bank, which First Place contemplates applying toward the transactions contemplated by this Agreement.

                  (e) Change in Stockholder Equity. The aggregate amount of consolidated stockholders' equity (including Franklin Common Stock, additional paid-in capital, retained earnings, accumulated other comprehensive income and excluding treasury stock) of Franklin immediately prior to the Effective Time, as shown by and reflected in its books and records of accounts on a consolidated basis in accordance with GAAP, consistently applied, shall not be less than $44,848,000. For purposes of this Section 7.2(e) hereof, (A) any expenses or accruals after the date hereof relating to (i) termination or funding of any of the Plans of Franklin or its Subsidiaries as contemplated herein, (ii) adjustments made to reflect expenses and losses in the market value of investments held by Franklin or its Subsidiaries, as required by GAAP, including SFAS 115, (iii) expenses, restructuring charges and transaction expenses (including but not limited to, accounting, investment banking and legal fees) associated with this Agreement and the transactions contemplated herein, or (iv) modification and amendments to loan and other policy and procedures as set forth under Section 6.9 hereof that adversely impact stockholders' equity, shall be excluded for purposes of calculation of Franklin's stockholders equity as contemplated herein

                  (f) Receipt of Option Cancellation Agreements. Franklin shall have delivered executed Option Cancellation Agreements from all of the Franklin Optionholders at or prior to the Effective Time.

                  (g) Receipt of Voting Agreements. Franklin shall have delivered executed voting agreements from its executive officers and directors on the date of this Agreement.

                  (h) Consents Under Agreements. The consent, approval or waiver of each person (other than the Governmental Entities) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation or the Surviving Institution pursuant to the Merger or the Subsidiary Merger, as the case may be, to any obligation, right or interest of Franklin or any Subsidiary of Franklin under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained, except where the failure to obtain such consent, approval or waiver would not have a Materially Adversely Effect the economic or business benefits of the transactions contemplated by this Agreement to First Place as to render inadvisable, in the reasonable good faith judgment of First Place, the consummation of the Merger.

                  (i) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

                  (j) Franklin Account Database. Franklin will have caused its Core system database (Eastpoint) to contain only current open accounts and those accounts closed after January 1, 2003, with closed accounts prior to January 1, 2003 being purged from the database.

                  (k) Other Actions. Franklin shall have furnished First Place with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Section 7.1 and this Section
7.2 hereof as First Place may reasonably request.

         7.3 Conditions to Obligations of Franklin. The obligation of Franklin to effect the Merger is also subject to the satisfaction or waiver by Franklin at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of First Place set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Franklin shall have received a certificate dated as of the Closing Date signed on behalf of First Place by the Chief Executive Officer and the Chief Financial Officer of First Place to the foregoing effect.

                  (b) Performance of Obligations of First Place. First Place shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Franklin shall have received a certificate dated as of the Closing Date signed on behalf of First Place by the Chief Executive Officer and the Chief Financial Officer of First Place to such effect.

                  (c) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an injunction shall be pending.

                  (d) Deposit of Cash and Stock Consideration. First Place shall have deposited with the Exchange Agent the Cash Consideration and the Stock Consideration to be paid to holders of Franklin Common Stock pursuant to Article II hereof.

                  (e) Other Actions. First Place shall have furnished Franklin with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Section 7.1 and this Section
7.3 hereof as Franklin may reasonably request.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

         8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Franklin:

                  (a) Mutual Consent. By mutual consent of Franklin and First Place in a written instrument, if the Board of Directors of each so determines by a two-thirds vote of the members of its entire Board;

                  (b) No Regulatory Approval. By either First Place or Franklin upon written notice to the other party (i) 60 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.1(b)(i) hereof if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement; or (iii) there shall be a Burdensome Condition upon First Place, the Bank, Franklin or Franklin Bank.

                  (c) Delay. By either First Place or Franklin if the Merger shall not have been consummated on or before July 31, 2004, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                  (d) Franklin Stockholder Approval. By either First Place or Franklin (provided that if Franklin is the terminating party it shall not be in material breach of any of its obligations under Section 6.2 hereof) if any approval of the stockholders of Franklin required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment or postponement thereof;

                  (e) Material Breach of Representations. By either First Place or Franklin (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured within 30 days after notice with the breaching party failing to diligently pursue a cure to completion. No representation or warranty of Franklin or First Place shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty has had or is reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, "knowledge" shall mean, with respect to a party hereto, actual knowledge of any officer of that party with the title, if any, ranking not less than senior vice president and that party's in-house counsel, if any. "Material Adverse Effect" means any effect that (i) is material and adverse to the financial position, results of operations or business of First Place and its Subsidiaries taken as a whole or Franklin and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of First Place or Franklin to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in thrift, banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates, (b) changes in GAAP or regulatory accounting requirements applicable to thrifts, banks and their holding companies generally,
(c) any modifications or changes to valuation policies and practices in connection with the Merger or Subsidiary Merger or restructuring charges taken in connection with the Merger or Subsidiary Merger, in each case in accordance with GAAP, (d) changes resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement, (e) actions or omissions of First Place or Franklin taken with the prior written consent of Franklin or First Place, as applicable, in contemplation of the transactions contemplated hereby, (f) the payments of any amounts due, or the provision of any benefits to, any officer or employee under employment, change-in-control or severance agreements as of the date hereof, and (g) acts of terrorism or war.

                  (f) Material Breach of Covenants. By either First Place or Franklin (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty days following receipt by the breaching party of written notice of such breach from the other party hereto; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 8.1(f) hereof unless such breach shall have a Material Adverse Effect, as defined in Section 8.1(e) hereof, on the other party; or

                  (g) Failure to Recommend. By First Place, if (i) the Board of Directors of Franklin do not recommend in the Proxy Statement that its stockholders adopt this Agreement;

(ii) after recommending in the Proxy Statement that stockholders adopt this Agreement, the Board of Directors shall have withdrawn, modified or qualified such recommendation in any respect adverse in any respect to the interest of First Place or (iii) Franklin fails to call, give proper notice of, convene and hold the Franklin Stockholder Meeting.

                  (h) Certain Tender or Exchange Offers. By First Place if a tender offer or exchange offer for 20% or more of the outstanding shares of Franklin Common Stock is commenced (other than by First Place or a Subsidiary thereof), and the Franklin Board recommends that the stockholders of Franklin tender their shares in such tender or exchange offer or otherwise fails to recommend that such stockholders reject such tender offer or exchange offer within the ten-business day period specified in Rule 14e-2(a) under the Exchange Act.

                  (i) Superior Proposal. At any time prior to the Franklin Stockholder Meeting, by Franklin in order to concurrently enter into an acquisition agreement or similar agreement (each, an "Acquisition Agreement") with respect to a Superior Proposal which has been received and considered by Franklin and the Franklin Board in full compliance with all of the requirements of Section 6.8 hereof, provided, however, that this Agreement may be terminated by Franklin pursuant to this Section 8.1(i) hereof only after the fifth business day following Franklin's provision of written notice to First Place advising First Place that the Franklin Board is prepared to accept a Superior Proposal, and only if, during such five-business day period, First Place does not, in its sole discretion, make an offer to Franklin that the Franklin Board determines in good faith, after consultation with its financial and legal advisors, is at least as favorable as the Superior Proposal.

                  (j) Decrease in Average Share Price. By Franklin, if the Average Share Price shall be less than $16.15 (as the same may be adjusted to reflect any Capital Change (as defined in Section 2.6 hereof)) and First Place does not exercise its option to increase the Cash Consideration and/or Stock Consideration (as provided below), prior to the expiration of the First Place Option Period (defined below) subject, however, to the following. During the First Place Option Period, First Place shall have the option during the three-day period following the Determination Date ("First Place Option Period"), in its sole and absolute discretion, of increasing the Stock Consideration or the Cash Consideration or a combination thereof to be received by the holders of Franklin Common Stock such that the Per Share Cash Consideration and Per Share Stock Consideration or combination thereof is equal to $19.68 per share based upon the Average Share Price. If First Place makes an election contemplated by the preceding sentence by the end of the First Place Option Period, it shall give prompt written notice to Franklin of such election, the method it intends to pay the additional consideration (whether cash, stock or a combination thereof) and the amounts of additional Cash Consideration, Stock Consideration or combination thereof First Place will agree to pay at the Effective Time, whereupon no termination shall have occurred pursuant to this Section 8.1(j) hereof and this Agreement shall remain in effect in accordance with its terms, except as the total Cash Consideration or Stock Consideration and the Aggregate Merger Consideration shall have been so modified as provided in this Section 8.1(j) hereof, and any references in this Agreement to "Cash Consideration," "Per Share Cash Consideration," "Stock Consideration," "Per Share Consideration," and "Aggregate Merger Consideration" shall thereafter be deemed to refer to the as adjusted numbers pursuant to this Section 8.1(j) hereof. The additional consideration paid pursuant to this Section 8.1(j) will be allocated pro rata among those who have elected Stock

Election Shares, the 50/50 Election and No Election (only with respect to the First Place Common Stock to be received). If First Place does not exercise its option to increase the consideration as provided above, and if Franklin elects to exercise its termination right as provided in the first sentence above, then Franklin must give written notice within a two-day period after the expiration of the First Place Option Period.

         8.2 Effect of Termination.

                  (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII hereof, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in this Section 8.2, Section 9.3 and 9.4 hereof and (ii) that termination will not relieve a breaching party from liability for any willful breach of any covenant, agreement, representation or warranty of this Agreement giving rise to such termination.

                  (b) In recognition of the efforts, expenses and other opportunities foregone by First Place while structuring and pursuing the Merger, the parties hereto agree that Franklin shall pay to First Place a termination fee of $3.2 million (the "Termination Fee") in the manner set forth below if:

                           (i) this Agreement is terminated by First Place
pursuant to Section 8.1(g) or (h) hereof;

                           (ii) this Agreement is terminated by (A) First Place
pursuant to Section(s) 8.1(e) and (f) hereof, (B) by First Place pursuant to
Section 8.1(c) hereof (provided such delay is caused by Franklin), or (C) by either First Place or Franklin pursuant to Section 8.1(d) hereof (other than by reason of any breach by First Place or Franklin, respectively), and in the case of any termination pursuant to clause (A), (B) or (C) an Acquisition Proposal (as defined in Section 6.8 hereof) shall have been publicly announced or otherwise communicated or made known to the Franklin Board of Directors or any of its members (or any Person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the stockholders of Franklin contemplated by this Agreement at the Franklin Stockholder Meeting, in the case of clause (C), or the date of termination of this Agreement, in the case of clause (A) or (B); or

                           (iii) this Agreement is terminated by Franklin
pursuant to Section 8.1(i) hereof.

In the event the Termination Fee shall become payable pursuant to this Section 8.2(b) hereof, the Termination Fee shall be paid within five days following the date of termination of this Agreement. Any amount that becomes payable pursuant to this Section 8.2(b) hereof shall be paid by wire transfer of immediately available funds to an account designated by First Place. The sums paid under this Section 8.2(b) shall be the sole remedy available to First Place in the event of a termination of this Agreement under 8.2(b)(i), (ii) and (iii).



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                  (c) Franklin and First Place agree that the agreement
contained in Section 8.2(b) hereof is an integral part of the transactions contemplated by this Agreement, that without such agreement First Place would not have entered into this Agreement and that such amounts do not constitute a penalty or liquidated damages in the event of a breach of this Agreement by Franklin. If Franklin fails to pay First Place the amounts due under paragraph
(b) above within the time periods specified therein, Franklin shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by First Place in connection with any action in which First Place prevails, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

         8.3 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1 Closing. Subject to the terms and conditions of this Agreement and the Bank Merger Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be the first day which is (a) the last business day of a month and (b) at least two business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof (the "Closing Date"), at the offices of First Place's counsel unless another time, date or place is agreed to in writing by the parties hereto.

         9.2 Alternative Structure. Notwithstanding anything to the contrary contained in this Agreement, subject to Franklin's consent, which consent shall not be unreasonably withheld, prior to the Effective Time, First Place shall be entitled to revise the structure of the Merger and/or the Subsidiary Merger and related transactions provided that each of the transactions comprising such revised structure shall (i) fully qualify as, or fully be treated as part of, one or more tax-free reorganizations within the meaning of Section 368(a) of the Code, and not subject any of the stockholders of Franklin to adverse tax consequences or change the amount of consideration to be received by such stockholders, (ii) be capable of consummation in as timely a manner as the structure contemplated herein and (iii) not otherwise be prejudicial to the interests of the stockholders of Franklin. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.



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         9.3 Nonsurvival of Representations, Warranties and Agreements. None of
the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time (except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.6(c), 8.1, 8.2 and this Article IX hereof, which shall survive any such termination). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive either Party hereto or any of their affiliates of any defense at law or in equity which otherwise would be available against the claims of any person.

         9.4 Expenses. Except as costs and expenses may be payable pursuant to
Section 8.2 hereof, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees and expenses of its own financial consultants, accountants and counsel shall be paid by the party incurring such expense, provided, however, that all filing and other fees paid to the SEC or any other Governmental Entity in connection with the Merger, the Subsidiary Merger and other transactions contemplated thereby shall be borne by First Place, provided, further, however, that nothing contained herein shall limit either party's rights to recover any liabilities or damages arising out of the other party's willful breach of any provision of this Agreement.

         9.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to First Place, to:

                           First Place Financial Corp.
                           185 East Market Street
                           Warren, Ohio  44481
                           Attention:     Steven R. Lewis
                           President and Chief Executive Officer

                           with a copy to:

                           Patton Boggs LLP
                           2550 M Street, N.W.
                           Washington, D.C.  20037
                           Attention:  Joseph G. Passaic, Jr.



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
                  (b)      if to Franklin, to:

                           Franklin Bancorp, Inc.
                           24725 West Twelve Mile Road
                           Southfield, Michigan  48034
                           Attention:     David F. Simon
                           Chairman of the Board

                           with a copy to:

                           Bodman, Longley & Dahling LLP
                           100 Renaissance Center - 34th Floor
                           Detroit, Michigan  48243
                           Attention:  Laurence B. Deitch


         9.6 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November 10, 2003.

         9.7 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement entered into by First Place on September 5, 2003 and the Confidentiality Agreement entered into by Franklin on October 24, 2003 and the Bank Merger Agreement.

         9.8 Governing Law. This Agreement shall be governed and construed in accordance with the law of the State of Delaware, without regard to any applicable conflicts of law.

         9.9 Enforcement of the Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.10 Severability. Except to the extent that application of this
Section 9.10 hereof would have a Material Adverse Effect on Franklin or First Place and their respective Subsidiaries taken as a whole, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or


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unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

         9.11 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after adoption of the Agreement by the stockholders of either Franklin or First Place; provided, however, that after adoption of the Agreement by Franklin's stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to Franklin stockholders hereunder other than as contemplated by this Agreement or as otherwise required by applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         9.13 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that each Party need not sign the same counterpart.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]



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         IN WITNESS WHEREOF, First Place and Franklin have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.



                                           FIRST PLACE FINANCIAL CORP.



                                           By:    /s/ Steven R. Lewis
                                                  -----------------------------
                                           Name:  Steven R. Lewis
                                           Title: President and Chief Executive
                                                    Officer

Attest:


/s/ J. Craig Carr
------------------------------------
Name:  J. Craig Carr
Title: General Counsel and Secretary



                                           FRANKLIN BANCORP, INC.



                                           By:    /s/ David F. Simon
                                                  -----------------------------
                                           Name:  David F. Simon
                                           Title: Chairman of the Board

Attest:


/s/ Dean A. Friedman
------------------------------------
Name:  Dean A. Friedman
Title: Secretary




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